UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NATIONAL HEALTHCARE PROPERTIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To the Stockholders of National Healthcare Properties, Inc.:
I am pleased to invite you to the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of National Healthcare Properties, Inc., a Maryland corporation (the “Company”), which will be held virtually on May 15, 2026, commencing at 12:00 p.m., Eastern Time. The items of business are listed in the following Notice of Annual Meeting of Stockholders (the “Notice”) and are more fully addressed in the accompanying proxy statement.
At the Annual Meeting, you will be asked to elect the persons named in the accompanying proxy statement as directors and to vote on three other proposals as described in the accompanying Notice and proxy statement.
You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the Annual Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/NHP2026. To participate in the Annual Meeting, you must have your control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. Stockholders will not be able to physically attend the Annual Meeting.
Details concerning the matters to come before stockholders at the Annual Meeting are described in the accompanying Notice and proxy statement. We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process will provide a convenient and economic way to access the proxy materials and authorize a proxy to vote your shares.
Your vote is very important. Please respond as soon as possible to help us avoid potential delays and additional expenses to solicit votes.
On behalf of the Board of Directors, we appreciate your support.

Sincerely,

/s/ Michael Anderson
Michael Anderson
Chief Executive Officer and President

540 Madison Ave., 27th Floor
New York, NY 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2026
March 31, 2026
To the Stockholders of National Healthcare Properties, Inc.:
I am pleased to invite you to the 2026 Annual Meeting of Stockholders, including any postponement or adjournment thereof (the “Annual Meeting”), of National Healthcare Properties, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on May 15, 2026 at 12:00 p.m., Eastern Time. The Annual Meeting will be a “virtual meeting” of stockholders which will be conducted exclusively online via live webcast. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via the live webcast by visiting www.virtualshareholdermeeting.com/NHP2026.
If you plan to attend the Annual Meeting online, you will need the control number included on the Notice of Internet Availability of Proxy Materials or, if you requested paper copies, in the instructions printed on your proxy card. Instructions are also described in the accompanying proxy statement. The Annual Meeting will begin promptly at 12:00 p.m., Eastern Time. Online check-in will begin at 11:45 a.m., Eastern Time and you should allow ample time for the online check-in procedures.
At the Annual Meeting, you will be asked to consider and vote upon (1) the election of six members of the Board of Directors to serve until the end of their respective terms and until their respective successors are duly elected and qualify, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, (3) a proposal to adopt a non-binding advisory resolution regarding the compensation of our named executive officers as described herein (the “Say on Pay”), (4) a proposal to adopt a non-binding advisory resolution on the frequency of the non-binding advisory resolution regarding the compensation of our named executive officers (the “Say on Frequency”), and (5) the transaction of such other matters as may properly come before the Annual Meeting. Our Board of Directors has fixed the close of business on February 26, 2026 as the record date for the Annual Meeting. Only record holders of shares of the Company’s common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.
For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. The Company makes proxy materials available to its stockholders on the Internet. The Company is relying on Securities and Exchange Commission rules that allow the Company to furnish proxy materials to you via the Internet. Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice Regarding the Internet Availability of Proxy Materials (the “Notice of Availability”). This Notice of Availability contains instructions on how to access proxy materials and authorize a proxy to vote your shares via the Internet or, if you prefer, to request a printed set of proxy materials at no additional cost to you.
You can access proxy materials at www.proxyvote.com. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Your attendance alone, without voting, will not be sufficient to revoke a previously authorized proxy.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE BOARD’S NOMINEES TO BE ELECTED, “FOR” A FREQUENCY OF “ONE YEAR” WITH RESPECT TO THE SAY ON FREQUENCY PROPOSAL AND “FOR” EACH OTHER PROPOSAL USING THE ENCLOSED PROXY CARD.

By Order of the Board of Directors,

/s/ Jie Chai
Jie Chai General Counsel and Secretary

You are cordially invited to attend the Annual Meeting. Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting via webcast or not, it is important that your shares be voted on matters that come before the Annual Meeting. Your vote is important.
This Notice of Annual Meeting and proxy statement are first being distributed or made available, as the case may be, on or about March 31, 2026.
Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 15, 2026. This proxy statement and the Company’s Annual Report on Form 10-K are available free of charge at www.proxyvote.com.

NATIONAL HEALTHCARE PROPERTIES, INC.

Page
PROXY STATEMENT	1
INTRODUCTORY NOTE	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	3
BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	8
COMPENSATION OF DIRECTORS	16
COMPENSATION DISCUSSION AND ANALYSIS	17
COMPENSATION TABLES	27
PAY VERSUS PERFORMANCE DISCLOSURE	31
STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS	32
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	34
AUDIT COMMITTEE REPORT	36
COMPENSATION COMMITTEE REPORT	37
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	38
PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	39
PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	40
PROPOSAL NO. 4 — NON-BINDING ADVISORY RESOLUTION ON THE FREQUENCY OF THE NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	41
CODE OF ETHICS	42
OTHER MATTERS PRESENTED FOR ACTION AT THE ANNUAL MEETING	42
STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING	42

i

540 Madison Ave., 27th Floor
New York, NY 10022
PROXY STATEMENT
The accompanying proxy is solicited by and on behalf of the board of directors (the “Board”) of National Healthcare Properties, Inc., a Maryland corporation (the “Company”), for use at the 2026 Annual Meeting of Stockholders, including any postponement or adjournment thereof (the “Annual Meeting”), and is provided together with this proxy statement (this “Proxy Statement”) and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”). References in this Proxy Statement to “we,” “us,” “our,” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive office is 540 Madison Ave., 27th Floor, New York, NY 10022, Attention: Investor Relations. Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing stockholders with access to our proxy materials over the Internet. As a result, we are mailing to our stockholders a Notice of Availability of Proxy Materials (the “Notice of Availability”) instead of a paper copy of the proxy materials. All stockholders receiving the Notice of Availability will have the ability to access the proxy materials over the Internet and to request a paper copy by mail by following the instructions in the Notice of Availability. In addition, the proxy card contains instructions for electing to receive proxy materials over the Internet or by e-mail. Mailing of paper copies of this Notice of Annual Meeting Stockholders and Proxy Statement will begin on or about March 31, 2026.
INTRODUCTORY NOTE
We are a real estate investment trust (“REIT”) for U.S. federal income tax purposes. We acquire, own and manage a diversified portfolio of healthcare-related real estate focused on senior housing operating properties and outpatient medical facilities.
Prior to September 27, 2024, our former advisor, Healthcare Trust Advisors, LLC (the “Advisor”), and its affiliates managed our day-to-day business and received compensation and fees for providing services to us. On September 27, 2024, we internalized our advisory and property management functions with our own executive officers and other dedicated employees (the “Internalization”). We no longer pay fees to the former Advisor or its affiliates. In connection with the Internalization, on September 30, 2024, we also effected a one-for-four reverse stock split of our common stock, par value $0.01 per share (the “Common Stock”), and changed the Company’s name to “National Healthcare Properties, Inc.” from “Healthcare Trust, Inc.”
Corporate Governance Highlights
Since our Internalization, we have significantly enhanced our governance standards by, among other things:
•	during 2024 and 2025:
•
completing our Internalization, eliminating external management fees, which were approximately $22 million for 2023 (the last full year that we were externally managed), and creating a more stockholder-friendly management structure;

•
conducting a holistic compensation review that included a new executive compensation peer group based on objective selection criteria, engaging Ferguson Partners Consulting (“Ferguson”), a leading compensation consultant that specialized in the REIT industry and reviewing all elements of compensation in terms of both pay levels, pay mix and incentive compensation; and

•	establishing a formulaic bonus plan for 2025 and a three-year long-term equity incentive program tied to pre-established financial and operational goals for our named executive officers (“NEOs”).

•	during 2026:
•	appointing Scott W. Humphrey to our Board of Directors (our “Board”) as an independent director and chair of the audit committee;
•
implementing a series of other corporate governance enhancements, including de-classification of our Board, with all directors standing for annual elections starting with the Annual Meeting, and the termination of our stockholder rights plan, commonly referred to as a “poison pill”; and

•	engaging Heidrick & Struggles, Inc. to assist in the identification and selection of potential additional non-executive and independent directors for the Board.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
We are providing you with this Proxy Statement, which contains information about the items to be considered and voted on at the Annual Meeting. To make this information easier to understand, we have presented some of the information in a question-and-answer format.
Q:	When is the Annual Meeting and where will it be held?
A:	The Annual Meeting will be held on May 15, 2026, commencing at 12:00 p.m., Eastern Time.
The Annual Meeting will be held in a virtual meeting format only and there is no physical location for the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders as of the close of business on February 26, 2026, the record date for the Annual Meeting (the “Record Date”), should go to the meeting website at www.virtualshareholdermeeting.com/NHP2026, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
At the Annual Meeting, you will be allowed to vote your shares within the online portal, as well as to submit questions. The online portal will open 15 minutes before the beginning of the Annual Meeting. If you have any technical disruptions or connectivity issues during the Annual Meeting, please allow for some time for the meeting website to refresh automatically, or for the meeting operator to provide updates.
Q:	Why did you send me these Proxy Materials?
A:
You are receiving these materials because you owned shares of our Common Stock, as a “registered” stockholder or you held shares of Common Stock in “street name” as of the close of business on the Record Date. This Proxy Statement contains information related to the solicitation of proxies for use at the Annual Meeting.

We had 28,412,183 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the close of business on the Record Date.
Q:	Who is soliciting my proxy?
A:
This solicitation of proxies is made by and on behalf of our Board. Under applicable regulations of the SEC, each of our directors and director nominees, and certain of our officers, may solicit proxies and are “participants” in this proxy solicitation on behalf of the Board. For more information about our directors and executive officers, please see “Board of Directors, Executive Officers and Corporate Governance” beginning on page 8 of this Proxy Statement. Other than the persons described in this Proxy Statement, none of the Company’s employees will solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in the furtherance of this solicitation. We have also engaged Broadridge Investor Communication Solutions, Inc. (“Broadridge”) to, among other things, assist us in solicitating proxies.

Q:	What is a proxy?
A:
A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. By submitting your proxy to us, you are appointing Michael Anderson and Andrew T. Babin, each of whom are executive officers of the Company, as your proxies, and you are giving them permission to vote your shares of Common Stock at the Annual Meeting.

Q:	What am I being asked to vote on at the Annual Meeting?
A:	At the Annual Meeting, you will be asked to consider and vote upon:
•	the election of six persons as directors to serve until our 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) and until their respective successors are duly elected and qualify;
•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026;
•	the Say on Pay proposal;
•	the Say on Frequency proposal; and
•	the transaction of such other matters as may properly come before the Annual Meeting.
Q:	Who is entitled to vote?
A:
Anyone who is a holder of record of Common Stock as of the close of business on the Record Date or who holds a valid proxy for the Annual Meeting, is entitled to vote at the Annual Meeting. Each share of Common Stock held as of the close of business on the Record Date entitles the holder to one vote on each of the proposals.

We had 28,412,183 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the close of business on the Record Date.
Q:	What is a “broker non-vote”?
A:
A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. Brokers or other nominees are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of other matters which applicable exchange rules determine to be “non-routine,” without specific instructions from the beneficial owner. Thus, beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted at the Annual Meeting in connection with any of the proposals except for the proposal to ratify the appointment of PwC, which is a “routine” matter for purposes of broker discretionary authority. Even without these instructions, the shares of stock of beneficial owners will be treated as present for the purpose of establishing a quorum if the broker votes shares on the proposal to ratify the appointment of PwC.

Q:	What constitutes a “quorum”?
A:
If holders of a majority of shares of our outstanding Common Stock as of the close of business on the Record Date are present at the Annual Meeting, either via webcast or by proxy, we will have a quorum present, permitting the conduct of business at the Annual Meeting. Abstentions and broker non-votes, to the extent any broker non-votes exist, will be counted to determine whether a quorum is present.

Q:	How does the Board recommend I vote on each proposal?
A:	The Board recommends you vote:
•	“FOR” the election of each of nominees for election to the Board;
•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2026;
•	“FOR” the Say on Pay proposal; and
•	“FOR” the selection of “one year” for the Say on Frequency proposal.

Q:	How do I vote?
A:	Stockholders can vote at the meeting via webcast or by proxy. Stockholders have the following three options for submitting their votes by proxy:
•	via the Internet at www.proxyvote.com;
•	by telephone, for automated voting 1-800-690-6903 at any time prior to 11:59 p.m., Eastern Time on May 14, 2026, and follow the instructions provided on the proxy card; or
•	if you requested a printed set of proxy materials, by completing, signing, dating and returning the enclosed proxy card.
For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, because it is quick, convenient and provides a cost savings to us. Authorizing a proxy to vote your shares by following the instructions on the enclosed proxy card prior to the meeting date will ensure that your vote is recorded immediately and avoid postal delays that my cause your proxy to arrive late in which case your vote will not be counted.
If you are a registered stockholder and elect to attend the Annual Meeting, you can submit your vote during the Annual Meeting within the online portal, and any previous proxy that you authorized by following the instructions on the enclosed proxy card, will be superseded. To attend the Annual Meeting, you will need your control number.
Street Name Stockholders. If you are the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank or other nominee) as of the close of business on the Record Date, you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to have your shares voted. Please use the voting forms and instructions provided by your broker, bank or other nominee. In most cases, you will be able to do this by following the instructions on the enclosed proxy card or possibly by telephone depending on the broker’s procedures. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee.
Q:	What if I submit my proxy and then change my mind?
A:	Registered Stockholder. If you are a registered stockholder, you have the right to revoke your proxy at any time before the Annual Meeting by:
•	notifying our Secretary, in writing at National Healthcare Properties, Inc., 540 Madison Ave., 27th Floor, New York, NY 10022, Attention: Secretary, prior to the Annual Meeting;
•	attending the Annual Meeting and voting via webcast;
•	returning another properly executed proxy card dated after your first or prior proxy card; or
•	authorizing a new proxy by following the instructions on the enclosed proxy card to vote your shares.
Merely attending the Annual Meeting will not, by itself, revoke your proxy, you must cast a vote at the Annual Meeting following the instructions you receive upon registration. Only the most recent proxy or vote we receive before or during the Annual Meeting will be counted and all others will be discarded regardless of the method of proxy authorization or the voting.
Street Name Stockholders. If you are the beneficial owner of your shares but not a registered stockholder, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.
Q:	Will my vote make a difference?
A:
Yes. Shares of our Common Stock are widely held. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:	What are the voting requirements for the proposals?
A:
Proposal No. 1 — Election of Directors. The election of the nominees for director requires the affirmative vote of a plurality of all of the votes cast via webcast or by proxy at the Annual Meeting, assuming a quorum is present.

There is no cumulative voting in the election of our directors. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of this proposal, withhold votes and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote but will be considered present for purposes of determining the presence of a quorum.
Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal requires the affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present. For purposes of this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum. Because brokers have discretionary voting authority with regard to this proposal, we do not expect any broker non-votes in connection with this proposal.
Proposal No. 3 — Non-binding advisory resolution regarding the compensation of our named executive officers. This proposal requires the affirmative vote of a majority of all the votes cast on the proposal at a meeting at which a quorum is present. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for purposes of determining the presence of a quorum. Because the Say on Pay proposal is an advisory vote, the vote on this proposal is not binding on our Board, the combined compensation committee and nominating and corporate governance committee (the “CCG Committee”) or the Company.
Proposal No. 4 — Non-binding advisory resolution approving the frequency of the Say on Pay vote. This proposal requires the affirmative vote of a majority of all the votes cast on the proposal at a meeting at which a quorum is present, although we will take under advisement the choice (every year, two years or three years) that receives the most votes even if less than a majority of the votes cast. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for purposes of determining the presence of a quorum. Because the Say on Frequency proposal is an advisory vote, the vote on this proposal is not binding on our Board, the CCG Committee or the Company.
Q:	How will proxies be voted?
A:
Shares of Common Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the proxy card is signed and returned without any directions given, the shares will be voted (1) “FOR” the election of the persons nominated by our Board to serve until our 2027 Annual Meeting and until their respective successors are duly elected and qualify, (2) “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2026, (3) “FOR” the Say on Pay proposal, and (4) “FOR” the selection of “one year” as the frequency with which the stockholders are provided an advisory vote on Say on Pay.

The Board does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. If other matters requiring the vote of our stockholders properly come before the Annual Meeting, the persons named in the proxy card intend to vote the proxies held by them in their discretion.
Q:	When are the stockholder proposals for the next annual meeting of stockholders due?
A:
Stockholders interested in nominating a person for election as a director or presenting any other business for consideration at our 2027 Annual Meeting may do so by following the procedures prescribed in our Amended and Restated Bylaws, as amended (the “Bylaws”), and, in the case of proposals or nominations within the scope of Rule 14a-8 or Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by following the procedures specified by those rules. For additional information, including deadlines applicable to the 2027 Annual Meeting, see “Stockholder Proposals for the 2027 Annual Meeting.”

Q:	Who pays the cost of this proxy solicitation?
A:	We will pay all of the costs of soliciting on behalf of our Board. We have engaged Broadridge to, among other things, assist us in distributing and soliciting proxies. We expect to pay Broadridge aggregate fees of approximately $45,000 to distribute proxies plus other fees and expenses for other services related to this proxy distribution, including disseminating broker search cards, distributing proxy materials, operating online and telephone voting systems and receiving executed proxies. We will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses to the extent they forward proxy materials to our stockholders.
Q:	Where can I find more information or receive more than one set of proxy materials from the Company?
A:
You may access, read and print copies of the proxy materials for this year’s Annual Meeting, including this Proxy Statement, form of proxy card, and annual report to stockholders, at the following website: www.proxyvote.com.

Since you received a Notice of Availability, you will not receive printed copies of the proxy statement and proxy card unless you request them by following the instructions on the Notice of Availability or provided by your broker, bank or nominee. The Notice of Availability will instruct you as to how you may access and review the proxy statement and vote your proxy.
Some of your shares of Common Stock may be registered differently or held in a different account. You should vote the shares in each of your accounts by one of the methods described herein. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all your shares of Common Stock are voted. The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to, among other things, send a single set of any proxy statement, annual report, notices or information statement to any household at which two or more stockholders reside if they share the same address. This procedure is referred to as “Householding.” This rule benefits both you and us by reducing the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to have a separate stockholder identification number and receive a separate proxy card or voting instruction card.
We will promptly deliver, upon written or oral request, a separate copy of our 2025 Annual Report and this Proxy Statement to a stockholder at a shared address to which a single copy was previously delivered. If you have any questions about this Proxy Statement or the Annual Meeting or if you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations department or mail us a request to National Healthcare Properties, Inc., 540 Madison Ave., 27th Floor, New York, NY 10022, Attention: Investor Relations. Our email address is ir@nhpreit.com. Our website is www.nhpreit.com.
We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at www.sec.gov. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Those disclosures will be included on our website in the “Investors” section. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
In January 2026, our Board unanimously approved the de-classification of our Board, with all director nominees standing for annual elections starting with the Annual Meeting. A total of six persons is nominated for election at the Annual Meeting and, if elected, will serve until the 2027 Annual Meeting and until their respective successors are duly elected and qualify. Our Bylaws provide that the number of directors may not be less than one, which is the minimum number required by the Maryland General Corporation Law (the “MGCL”), or more than 15. The number of directors on our Board is currently fixed at seven persons and will be fixed at six persons after the Annual Meeting. Five directorships are currently filled by persons who are “independent directors.”
Under our Corporate Governance Guidelines (the “Corporate Governance Guidelines”), as amended from time to time, an “independent director” means an individual who meets the qualifications of an independent director set forth in the rules of the Nasdaq Stock Market (“Nasdaq”) and applicable regulations promulgated by the SEC. Any director of the Company may resign at any time by delivering his or her resignation to the Board, the chair of the Board or the secretary. Any resignation will take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation will not be necessary to make it effective unless otherwise stated in the resignation.
Board of Directors and Executive Officers
The table set forth below lists the names, ages and certain other information about each member of our Board, including the six directors who have been nominated for reelection at the Annual Meeting. We have also included information regarding each of the continuing members of our Board and for each of our executive officers:

Directors / Nominees	Age	Position	Director Since
Michael Anderson	37	Director, Chief Executive Officer and President	2024
Leslie D. Michelson	75	Non-Executive Chair; Independent Director	2015
Scott W. Humphrey	55	Audit Committee Chair; Independent Director	2026
Elizabeth K. Tuppeny	65	Compensation and Corporate Governance Committee Chair; Independent Director	2013
B.J. Penn	87	Independent Director	2019
Edward M. Weil, Jr.	59	Director	2016
Other Current Directors
Edward G. Rendell	82	Independent Director	2019
Executive Officers
Michael Anderson	37	Chief Executive Officer, President and Director	2024
Andrew T. Babin	42	Chief Financial Officer and Treasurer	N/A

Nominees for Directors
Michael Anderson
Michael Anderson has served as the Chief Executive Officer and President of the Company since September 2023 and a member of Board since September 2024. Mr. Anderson joined AR Global Investments, LLC (“AR Global”) in 2013 and has served in various leadership roles at entities that are or were advised by affiliates of AR Global, including as a principal of AR Global and its controlling entity since 2020, as chief executive officer of American Strategic Investment Co. (NYSE: NYC) (“ASIC”) from September 2023 through March 2025 and as general counsel and secretary of G&P Acquisition Corp. from December 2020 to December 2022. During his professional career, Mr. Anderson has led over $10 billion in real estate, equity and debt, mergers and acquisitions and other corporate transactions and managed multiple public REITs in leadership roles. Mr. Anderson earned a Bachelor of Arts degree from the University of Arizona, where he graduated cum laude, and a Juris Doctor degree from the University of Mississippi School of Law, where he graduated summa cum laude.
Our Board believes that Mr. Anderson’s extensive experience as an executive officer of the companies described above and his significant experience in real estate and public company management make him a valuable and well qualified member of our Board.

Leslie D. Michelson
Leslie D. Michelson has served as an independent director of the Company since December 2015, including as its non-executive chair since October 2016. Mr. Michelson has also served as: an independent director of Franklin BSP Lending Corp., from January 2011 until its merger with BSP Capital Corporation in January 2024; an independent director of The Necessity Retail REIT, Inc. from February 2017 to September 2023; an independent director of Global Net Lease Inc (“GNL”) since September 2023; an independent director, including as lead independent director, of Franklin BSP Capital Corp. since March 2020; and an independent director, including as lead independent director, of Franklin BSP Private Credit Fund since October 2022. Mr. Michelson also served as an independent director of American Realty Capital — Retail Centers of America, Inc. between December 2015 and February 2017 and as an independent trustee of Franklin BSP Real Estate Debt BDC from March 2024 to September 2025.
From April 2007 until February 2020, Mr. Michelson served as the chairman and chief executive officer of Private Health Management, Inc., a company which assists corporate employees, and their dependents, families and individuals obtain the best healthcare. Since March 2020, Mr. Michelson has served as executive chair and a director of Private Health Management, Inc. Mr. Michelson has served as a member of the Board of Advisors for the UCLA Fielding School of Public Health since October 2013. He also served as a director of Druggability Technology Holdings, Ltd., a proprietary pharmaceutical product business dedicated to the development and commercialization of high-value pharmaceutical products, from April 2013 until September 2018. He has served as founder and chief executive officer of Michelson on Medicine, LLC since January 2011. Earlier in his career, Mr. Michelson served as a founder, investor, director and executive officer of multiple public and private companies, including foundations, in the healthcare, technology, finance and real estate industries. Mr. Michelson received his Bachelor of Arts from The Johns Hopkins University in 1973 and a Juris Doctor from Yale Law School in 1976.
Our Board believes that Mr. Michelson’s extensive experience as a director and executive officer of multiple companies make him a valuable and well qualified member of our Board.
Scott W. Humphrey
Scott W. Humphrey has served as an independent director of the Company since January 2026, including as the chair of its audit committee since January 2026. Mr. Humphrey is a seasoned financial executive and social impact advocate with a 30-year career spanning investment banking, early- stage venture investing and nonprofit leadership. After beginning his career in New York and Chicago with top-tier investment banks (BMO Capital Markets and Deutsche Bank Securities), Mr. Humphrey transitioned to advising and investing in companies that blend financial return with social impact. His expertise bridges strategy, finance and innovation. Mr. Humphrey’s cross-industry experience includes deep knowledge in corporate governance, mergers and acquisitions, restructuring and operational turnarounds. His prior public board experience includes serving as Lead Director of Heska Corporation (Nasdaq: HSKA acquired by Mars Corporation in 2023) from October 2018 until June 2023 as well as Compensation Committee Chair (2018 to 2020), Governance Committee Chair (2017 to 2018) and an Audit Committee member (2017 to 2023). He currently sits on the board of Integrated Rail and Resources Inc. (pending public offering in 2026) where he serves as the Audit Committee Chair, and also on the board of privately-held Manifold Group (since 2024). He holds a Bachelor of Science in Finance and Economics from the University of Arizona and a Master of Public Policy and Administration from Northwestern University.
Our Board believes Mr. Humphrey’s experience serving on various public and private boards in multiple industries and in the investment banking industry makes him well qualified to serve as a member of our Board.
Elizabeth K. Tuppeny
Elizabeth K. Tuppeny has served as an independent director of the Company since January 2013, including as the chair of its nominating and corporate governance committee since January 2016 and chair of its compensation committee since July 2024. Since January 2026, Ms. Tuppeny has served as the chair of the Company’s CCG Committee. Ms. Tuppeny has also served as an independent director of ASIC since March 2014, including as its lead independent director since December 2014, and an independent director of Franklin BSP Realty Trust, Inc. (NYSE: FBRT) since January 2013, including as its lead independent director since July 2016.
As the chief executive officer and founder of Domus, Inc. (“Domus”), a full-service marketing communications agency, Ms. Tuppeny has over 30 years of experience in the branding and advertising industries and has driven business strategies for Fortune 500 companies, focused on maximizing return on investment with internal, external and brand advocacy marketing. Domus provides services to Fortune 500 companies, including Chevron, Citibank, ConAgra, Diageo, DuPont, Epson, Mattel, Merck, Merrill Lynch, Procter & Gamble, Ralph Lauren and Westinghouse. Domus’ real estate clients include Ritz Carlton Residences, S&H Associate’s (Tel Aviv) Parkway 22, and PMC Real Estate. Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games. Ms. Tuppeny also Co-Founded BDI LLC, an online content company focusing on the wine industry with her sommelier spouse. Ms. Tuppeny served on the board of directors and executive committee of the Philadelphia Industrial Development Council, a public-private development organization, for three-plus years where she evaluated and approved over 500- industrial and commercial real estate transactions totaling over $1 billion that helped to attract jobs to Philadelphia, including Citizen’s Bank Park and The Navy Yard. Ms. Tuppeny has served on the boards of directors and advisory committees for the Arthur Ashe Foundation, Avenue of the Arts, Drexel Medical School, Philadelphia International Tourism Cabinet, Pennsylvania Commission for Women, Penn Relays and the Police Athletic League. Ms. Tuppeny was the recipient of the prestigious national Stevie Award as the nation’s top woman entrepreneur in 2004, outperforming 13,000 entrants, and was named as a “Top Woman in Philadelphia Business” in 1996, one of the “Top 50 Women in Pennsylvania” in 2004 and as the “Businessperson of the Year” in 2003 by the Greater Philadelphia Chamber of Commerce. Ms. Tuppeny has expertise in world-class governance best practices from her certifications from Harvard Business School’s Executive Leadership program, Making Corporate Boards More Effective; the National Association of Corporate Directors’ Master Class, MIT’s Cybersecurity: Technology, Application and Policy, EY’s Center for Board Matters and is currently completing Leverage Diversity and Inclusion for Organizational Excellence at Stanford’s Graduate School of Business.
Ms. Tuppeny has taught at Temple University, taught post-graduate students Strategic Positioning and Branding at New York University, and has guest-lectured on the same topic at the University of Pennsylvania, where she received her undergraduate degree from the University of Pennsylvania’s College of Arts and Sciences and The Annenberg School of Communications. Ms. Tuppeny was inaugurated into the University of Pennsylvania’s Senior Honor Society and is a member of the University of Pennsylvania’s Sports Hall of Fame, where she held five all-time school records.
Our Board believes that Ms. Tuppeny’s extensive experience as a director of the companies described above and as chief executive officer and founder of Domus makes her a valuable and well qualified member of our Board.
B.J. Penn
The Honorable B.J. Penn has served as an independent director of the Company since July 2019. Previously, Mr. Penn served as an independent director of American Realty Capital Healthcare Trust III, Inc. from August 2014 until March 2019. Mr. Penn has served as president of Penn Construction Group, Inc., a company that provides design/engineering, construction solutions and project management services, since January 2010, and has served as president and chief executive officer of Genesis IV, LLC, a company that provides consulting services in the areas of cyber procurement and systems acquisition, since October 2010. Mr. Penn is the chairman of the board of directors of Spectra Systems Corporation, is a trustee emeritus at the George Washington University and serves on the boards of the National Trust for the Humanities and the Naval Historic Foundation. Mr. Penn previously served as Acting Secretary of the Navy, where he was responsible for over 900,000 people, all the affairs of the Department of the Navy, including: recruiting, organizing, supplying, equipping, training, mobilizing and demobilizing and an annual budget of over $150 billion, and as Assistant Secretary (Installations and Environment) of the Navy, where he was responsible for managing Navy and Marine Corps real property, housing and other facilities totaling 72,500 buildings and 4,484,000 acres. Mr. Penn had a long and distinguished career as a naval aviator before assuming administrative duties for the Navy. Mr. Penn earned a Master of Science from the George Washington University and a Bachelor of Science from Purdue University.
Our Board believes that Mr. Penn’s extensive experience as a director or executive officer of the companies described above and his experience in various leadership positions in the Navy make him a valuable and well qualified member of our Board.
Edward M. Weil, Jr.
Edward M. Weil, Jr. has served as a director of the Company since October 2016. Mr. Weil previously served as Chief Executive Officer and President of the Company and the former Advisor from August 2018 to September 2023. Mr. Weil owns a non-controlling interest in the parent of AR Global. In addition, Mr. Weil has served as a director of GNL since January 2017, its chief executive officer since September 2023 and its president since April 2024. He also served as chair of the board of directors of The Necessity Retail REIT, Inc. (“RTL”) and the chief executive officer and president of RTL and RTL’s advisor and RTL’s property manager from November 2015 until their merger and internalization with GNL in September 2023; as executive chairman of ASIC from November 2015 until September 2023, and for which he continues to serve as a director, and as chief executive officer, president and secretary of ASIC and its advisor and property manager from March 2017 to September 2023. From March 2021 until November 2022, he also served as a director of G&P Acquisition Corp., a special purpose acquisition company that was sponsored by affiliates of AR Global. Mr. Weil previously served in leadership positions at multiple REITs and other entities advised by affiliates of AR Global. Mr. Weil was formerly the senior vice president of sales and leasing for American Financial Realty Trust from, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Mr. Weil also previously served on the board of directors of the Real Estate Investment Securities Association (now known as ADISA) from 2012 to 2014, including as its president in 2013. Mr. Weil attended George Washington University.
Our Board believes that Mr. Weil’s extensive experience as a director or executive officer of the companies described above and his significant experience in real estate and public company management make him a valuable and well qualified member of our Board.
Executive Officers
Michael Anderson
See “— Nominee for Directors — Michael Anderson” for Mr. Anderson’s biographical information.
Andrew T. Babin
Andrew T. Babin has served as the Chief Financial Officer and Treasurer of the Company since November 2025. Mr. Babin previously served as Head of Financial Strategy and Investor Relations from July 2024 to November 2025 and Senior Managing Director — Corporate Communications from June 2020 to July 2024 for Medical Properties Trust, Inc. (NYSE: MPT). His role included leadership of the investor relations department and financial forecasting functions, as well as frequent involvement in capital markets activities. Prior to Medical Properties Trust, Mr. Babin served as Director — Senior Research Analyst at Robert W. Baird & Co., Inc. and covered over 20 healthcare, multifamily and alternative residential REITs at the end of his more than five-year tenure. Prior to Baird, Mr. Babin was a Senior Analyst at CBRE Investments for nearly nine years with responsibilities spanning several North American real estate segments. He is a CFA Charterholder and Certified Management Accountant and holds a Bachelor of Arts in Economics from Middlebury College.
Information About the Board of Directors and its Committees
The Board is responsible for overseeing the management and control of our business and operations. The Board held a total of seven meetings during the year ended December 31, 2025. All directors attended at least 75% of the aggregate meetings of the Board and the Board committees on which such directors served during such period. All directors attended the 2025 Annual Meeting of Stockholders. We encourage all directors to attend our annual meetings of stockholders. The Board has a standing audit committee and CCG Committee.
Leadership Structure of the Board of Directors
Leslie D. Michelson, an independent director, currently serves as the non-executive chair of our Board. Michael Anderson has served as the Chief Executive Officer and President of the Company since September 2023 and a member of Board since September 2024. As Chief Executive Officer and President of the Company, Mr. Anderson is responsible for overseeing and implementing our day-to-day operations and business strategy. Our Board believes that its leadership structure is appropriate in light of our business and operating environment but may modify this structure in the future. Our Board believes that having a majority of independent, experienced directors, provides the right leadership and corporate governance structure for the Company.
Oversight of Risk Management
Our Board has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all material transactions, including property acquisitions and dispositions, the incurrence and assumption of debts and securities offerings, as well as its oversight of the Company’s executive officers. The CCG Committee reviews and approves transactions with related parties and reviews all matters relating to the independence of the members of our Board. The CCG Committee also oversees all compensation paid to our NEOs, our compensation plans and any other compensation-related matters. The audit committee oversees our relationship with our independent registered public accounting firm, as well as management of accounting, financial, legal and regulatory risks. The audit committee reports to the full Board regarding its activities, including those related to cybersecurity. Our Board considers cybersecurity risks and other information technology risks as part of its risk oversight function. Our audit committee reviews policies with respect to major risk assessment and risk management and oversees management’s implementation of our cybersecurity risk management program, including reviewing risk assessments from management, overseeing our cybersecurity risk management processes and reviewing periodic reports from management on our cybersecurity risks and incidents.
Management of Compensation — Related Risk
The CCG Committee has considered and determined that the risks arising from the Company’s compensation policies and practices for its employees, including our NEOs, are not reasonably likely to have a material adverse effect on the Company.
Insider Trading, Anti-Hedging and Anti-Pledging Policy
We also adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, or the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards applicable to the Company (the “Insider Trading Policy”). A copy of the Insider Trading Policy has been filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed by the Company under the Exchange Act on February 27, 2025.
The Insider Trading Policy prohibits directors, officers and employees from engaging in, among other things, short sales, hedging or monetization transactions with respect to our securities. We believe that prohibiting these types of transactions will help ensure that the economic interests of all directors, officers and employees will not differ from the economic interests of our stockholders. The Insider Trading Policy also prohibits directors, officers and employees from pledging the Company’s securities as collateral for a loan or holding Company securities in a margin account, except with prior approval pursuant to the policy. As of December 31, 2025, no shares were pledged by our directors and executive officers.
Clawback Policy
Even though shares of our Common Stock are not listed on Nasdaq, consistent with the requirements of the SEC and Nasdaq listing standards, we maintain a clawback policy that requires us to seek recovery of erroneously awarded incentive-based compensation received by our covered executives (as defined in that policy) during any three-fiscal-year period prior to the date the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement that results from the correction of an error that is material to the previously issued financial statement(s), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. In the event of a financial restatement, any covered executives of the Company would forfeit the amount of any incentive-based compensation paid during the three years preceding the date of the restatement that our Board, or the CCG Committee if our Board delegates its administrative authority to the CCG Committee, determines exceeds the amount the covered executive would have received had the revised financial statement(s) been used to determine such compensation.
Audit Committee
Our audit committee is comprised of Mr. Humphrey, Mr. Michelson, Ms. Tuppeny and Gov. Rendell, each of whom is “independent” within the meaning of the requirements set forth in the Exchange Act and the applicable SEC rules, as well as the applicable listing standards of Nasdaq. Mr. Humphrey is the chair of our audit committee. Our audit committee held five meetings during the year ended December 31, 2025. All members of the audit committee attended these meetings. The audit committee charter is available on the Company’s website at www.nhpreit.com by clicking on “Investors — Governance Documents — Audit Committee Charter” and to any

stockholder who sends a request to National Healthcare Properties, Inc., 540 Madison Ave., 27th Floor, New York, NY 10022. Our Board has determined that Mr. Humphrey, Mr. Michelson, Ms. Tuppeny and Gov. Rendell each qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.
The audit committee, in performing its duties, monitors:
•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent registered public accounting firm and internal auditors, as applicable; and
•	the performance of our independent registered public accounting firm and internal auditors, as applicable.
The audit committee’s report on our financial statements for the year ended December 31, 2025 is discussed below under the heading “Audit Committee Report.”
Compensation and Corporate Governance Committee
Our CCG Committee is comprised of Ms. Tuppeny, Mr. Michelson and Mr. Penn, each of whom is “independent” within the meaning of the requirements set forth in the Exchange Act and the applicable SEC rules, as well as the applicable listing standards of Nasdaq. Ms. Tuppeny is the chair of our CCG Committee. In January 2026, the Board consolidated the functions of the nominating and corporate governance committee, including the identification and recommendation of potential director candidates to the Board, with and into the compensation committee, renamed that committee the CCG Committee and consequently disbanded the nominating and corporate governance committee to reduce the Company’s expenses and promote operational and corporate governance efficiency. Our compensation committee and nominating and corporate governance committee collectively held eight meetings during the year ended December 31, 2025. All members of the respective committees attended these meetings. The CCG Committee charter is available on the Company’s website at www.nhpreit.com by clicking on “Investors — Corporate Governance — CCG Committee Charter” and to any stockholder who sends a request to National Healthcare Properties, Inc., 540 Madison Ave., 27th Floor, New York, NY 10022. In addition to being independent directors, all members of our CCG Committee are “non-employee directors” within the meaning of the rules of Section 16 of the Exchange Act. The principal functions of the CCG Committee are to:
•	approve and evaluate all compensation plans, policies and programs, if any, as they affect our executive officers;
•	review and oversee our annual process, if any, for evaluating the performance of our executive officers;
•	oversee our equity incentive plans, including, without limitation, the issuance of equity-based awards;
•	assist our Board and the chair in overseeing the development of executive succession plans, if any;
•	determine from time to time the remuneration for our non-executive directors; provide counsel to our Board with respect to the organization, function and composition of our Board and its committees;
•	periodically review and, if appropriate, recommend to our Board changes to our corporate governance policies and procedures;
•	monitor compliance with our corporate governance policies and procedures;
•
identify and recommend to our Board potential director candidates for election as directors, consistent with criteria approved by our Board, and the selection of nominees for election as directors at annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected); and

•
review and approve any related party transactions pursuant to our Related Party Transactions Policy as described in “Certain Relationships and Related Party Transactions — Related Party Transactions Policy” below.

In evaluating directors for nomination to our Board and to serve as members of each committee of our Board, the CCG Committee takes into account the applicable requirements for members of committees of boards of directors under the Exchange Act, Nasdaq listing rules and the charter of the applicable committee and may take into account such other factors or criteria as the CCG Committee deems appropriate. For purposes of recommending any nominee, the CCG Committee may consider all criteria that it deems appropriate, which may include, without limitation:
•
personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-held company in today’s business environment;

•	experience in our industry and with relevant social policy concerns;
•	experience as a board member of another publicly-held company;
•	academic expertise and experience in an area of our operations;
•	diversity of both background and experience;
•	practical and mature business judgment, including ability to make independent analytical inquiries;
•	the nature of and time involved in a director’s service on other boards or committees; and
•	with respect to any person already serving as a director, the director’s past attendance at meetings and participation in and contribution to the activities of our Board.
The CCG Committee also administers the 2025 Omnibus Incentive Compensation Plan of National Healthcare Properties, Inc. (the “Equity Plan”).
Annual Board of Directors Evaluations
Pursuant to our corporate governance guidelines, we conduct annual evaluation of the performance of our Board and each of its committees. The evaluation process is designed to assess the overall effectiveness of our Board and its committees and to identify opportunities for improving the operations and procedures of our Board and each committee. The process is meant to solicit ideas from directors about (i) improving prioritization of issues, (ii) improving quality of management presentations, (iii) improving quality of our Board or committee discussions on key matters, (iv) identifying specific issues that should be discussed in the future, and (v) identifying any other matters of importance to the functioning of our Board or committees. The annual evaluations are generally conducted in the second or third quarter of each calendar year and the results of the annual evaluation are reviewed and discussed by our Board.
Board Refreshment and Nomination Process
Board refreshment is important to the Company. On an annual basis, the CCG Committee (i) assesses the needs and composition of our Board as a whole, (ii) evaluates all current directors and (iii) considers the nomination of all directors whose terms expire at the next annual meeting of stockholders. The CCG Committee will also consider new candidates whenever there is a vacancy or whenever a vacancy is anticipated due to a change in the size or composition of our Board, a retirement of a director or for any other reason. In addition to considering incumbent directors, the CCG Committee may identify director candidates based on recommendations from the directors and executive officers and may engage the services of third-party search firms to assist in identifying or evaluating director candidates.
In March 2026, the CCG Committee engaged Heidrick & Struggles, Inc. to assist in the identification and selection of potential additional non-executive and independent directors for the Board.
Director Independence
Even though shares of our Common Stock are not listed on Nasdaq, the Board has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of Nasdaq, the Exchange Act and SEC rules.
Based upon information provided by each nominee, the CCG Committee and our Board have each affirmatively determined that none of Mr. Michelson, Ms. Tuppeny, Mr. Penn and Mr. Humphrey has any relationship with the Company that would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director and each of them is “independent” within the meaning of the applicable listing standards of Nasdaq as well as the requirements set forth in the Exchange Act and SEC rules applicable to the committees on which each of them serve.

Family Relationships
There are no familial relationships between any of our directors and executive officers.
Involvement in Certain Legal Proceedings
No directors or named executive officers are party to any material legal proceedings.
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee (now the CCG Committee, following consolidation in January 2026) is or ever has been an officer or employee of the Company and no member of the CCG Committee had any relationships during 2025 requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. No executive officer serves as a member of a board of trustees or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or the CCG Committee. Accordingly, for the year ended December 31, 2025, there were no interlocks with other companies within the meaning of the SEC’s proxy rules.
Communications with the Board of Directors
Any interested parties (including our stockholders) may communicate with the Board by sending written communications addressed to such person or persons in care of National Healthcare Properties, Inc., 540 Madison Ave., 27th Floor, New York, NY 10022, Attention: Secretary. Our Secretary will deliver all appropriate communications to the Board no later than the next regularly scheduled meeting of the Board. If the Board modifies this process, the revised process will be posted on our website, www.nhpreit.com.
Stock Ownership Guidelines
Our Board adopted the stock ownership guidelines described below for non-employee directors and NEOs of the Company in December 2025 (the “Adoption Date”) to more closely align the interests of our management and directors with the interests of our stockholders. Our guidelines provide that each director and NEO subject to the policy must meet the applicable ownership requirement within five years of the later of (i) the Adoption Date, (ii) the closing of the initial public offering of our Common Stock and (iii) the date on which the director or NEO first becomes subject to the policy. If a NEO or director has not attained the required goal after the specified period, the individual will not be required to purchase shares of our Common Stock in the open market, but instead will be required to retain 100% of the net after tax (and any applicable exercise costs) amount of any equity held, and subsequently awarded, until such goal is met. Stock options, whether or not vested, and performance-based equity awards do not count in the ownership calculation.

Executive Officers/Directors	Ownership Guidelines
Chief Executive Officer	5x Annual Base Salary
Chief Financial Officer	3x Annual Base Salary
Non-Employee Directors	4x Annual Cash Retainer

COMPENSATION OF DIRECTORS
We pay each of our directors the fees described below. If a director is our employee, we do not pay compensation for services rendered as a director. All non-employee directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board and committees.
Year Ended December 31, 2025
Pursuant to a new director compensation program recommended by our former compensation committee and Ferguson and approved by the Board in December 2024, effective January 1, 2025, we pay our non-employee directors a yearly cash retainer of $75,000 and an additional yearly retainer of $90,000 to the non-executive chair. We also pay a cash retainer of $20,000 per year to the chair of the audit committee and $15,000 per year to the chair of each of our former compensation committee and nominating and corporate governance committee. Non-employee directors also receive additional meeting fees if the number of Board and committee meetings each year exceeds certain thresholds.
In addition, each non-employee director receives an annual equity grant with a grant-date value of $100,000 under the Equity Plan. The number of shares of Common Stock granted to non-employee directors in 2025 was determined using the Company’s estimated per-share net asset value of $32.15 (“Estimated Per-Share NAV”) as of December 31, 2024, which the Company published on March 26, 2025. For more information on the methodologies and assumptions used to determine, and the limitations and risks of, our Estimated Per-Share NAV, see our Current Report on Form 8-K filed with the SEC on March 26, 2025.
The following table sets forth information regarding compensation of our non-employee directors during the year ended December 31, 2025:

Name	Cash Retainers	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total Compensation
Leslie D. Michelson	$191,000	$100,000	—	—	—	$291,000
Edward G. Rendell	$78,000	$100,000	—	—	—	$178,000
B.J. Penn	$81,000	$100,000	—	—	—	$181,000
Elizabeth K. Tuppeny	$111,000	$100,000	—	—	—	$211,000
Edward M. Weil, Jr.	$76,500	$100,000	—	—	—	$176,500

(1)
Amounts reflect the aggregate grant date fair value of the equity awards in the form of restricted shares of Common Stock. There were no option awards, non-equity incentive compensation or non-qualified deferred compensation granted to the non-employee directors during fiscal year 2025. All shares of Common Stock granted to non-employee directors on May 23, 2025 will vest on May 22, 2026. As of December 31, 2025, Mr. Michelson, Governor Rendell, Mr. Penn, Ms. Tuppeny and Mr. Weil held 95,971, 11,575, 7,697, 12,415 and 3,110 shares of Common Stock (including unvested shares of Common Stock), respectively.

Updates to the Director Compensation Program
Pursuant to recommendations by the CCG Committee and Ferguson, the Board approved the following updates to the director compensation program, effective January 1, 2026:
•	the yearly cash retainer for our non-employee directors is increased from $75,000 to $85,000; and
•	the chair of the new CCG Committee will receive a cash retainer of $20,000 per year.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) outlines the principles underlying our executive compensation policies and decisions as they relate to the compensation awarded to our NEOs during the fiscal year ended December 31, 2025:
•	Michael Anderson — Chief Executive Officer and President;
•	Andrew T. Babin — Chief Financial Officer and Treasurer (commenced employment effective November 18, 2025); and
•	Scott M. Lappetito — Former Chief Financial Officer and Treasurer (resigned effective November 18, 2025).
Our Business
We are a self-managed REIT that focuses on senior housing and healthcare real estate assets strategically positioned to capitalize on favorable demographic trends associated with a growing elderly U.S. population. As of December 31, 2025, our portfolio, with over $2 billion gross real estate value, consisted of 37 senior housing communities, with 3,615 units, and 130 outpatient medical facilities, with approximately 3.7 million square feet of gross leasable area. Our properties are located in 29 states, providing geographic diversification and exposure to markets that we believe exhibit strong senior housing and healthcare demand fundamentals.
Subsequent to our Internalization in 2024, the CCG Committee, with the help of Ferguson, established our compensation objectives and philosophy for our NEOs, which resulted in the adoption of the new Annual Incentive Program and Long-Term Incentive Program that were in effect for 2025 performance (see “— 2025 Compensation Elements” section below for more details). This CD&A details the compensation paid to our NEOs in 2025 and presents our compensation philosophy and practices for the compensation program for our NEOs during fiscal year 2025.
2025 Performance Highlights
In 2025, the Company successfully achieved strong internal growth for its senior housing and outpatient medical portfolio while meaningfully reducing leverage and proactively managing its balance sheet.
Financial Performance
•	National Association of Real Estate Investment Trusts (Nareit) defined Funds From Operations (“FFO”) per share increased 116.7% year-over-year.
•	Normalized FFO per share increased 162.7% year-over-year.
Organic Growth
•	Full year 2025 portfolio same store cash net operating income (“NOI”) growth was 9.0% year-over-year.
○	Senior housing operating portfolio segment same store cash NOI growth was 21.8% year-over-year.
○	Outpatient medical facilities segment same store cash NOI growth was 2.9% year-over-year.
Balance Sheet & Capital
•	Full year 2025 dispositions totaled $202.5 million, representing the sale of 25 non-core assets.
•	Reduced net leverage by 1.1x from year-end 2024 to year-end 2025.
•	Repurchased $8.6 million in aggregate liquidation preference of preferred stock at an effective yield of 11.5%.
Summary
The CCG Committee has developed the following primary objectives of our executive compensation program:
•	attract and retain our executive team;
•	drive our short- and long-term growth objectives;

•	align our executives’ interests with those of our stockholders; and
•	motivate and reward superior performance by our executive team.
To achieve these objectives, our executive compensation program:
•	targets total compensation opportunity based on competitiveness relative to a group of comparable peers;
•	aligns our goals with our long-term interests as well as our annual operating and strategic plans;
•	puts a significant portion of each NEO’s compensation at-risk based on our future operating performance and share price; and
•	provides a balanced mix between cash and equity compensation designed to encourage strategies that are in our long-term best interests.
The material components of our executive compensation program and their purposes and key characteristics are summarized in the following chart:

What We Do		What We Don’t Do
✓	Pay-for-Performance. Deliver a significant percentage of annual compensation in the form of variable compensation tied to performance.	X	No Tax Gross-Ups. Do not provide excise tax gross-ups.
✓	Benchmark. Provide total compensation opportunities that are intended to approximate comparable peer compensation, including a formulaic annual incentive plan and performance-based equity awards.	X
No hedging, pledging, short sales, or margin trading. Prohibit our officers, employees and directors from engaging in hedging, pledging, short sales, trading in publicly traded put or call options or trading on margin involving Company securities.

✓	Annual Compensation Risk Review. Annually assess risk in compensation programs associated with regulatory, stockholder and market changes.	X	No Enhanced Retirement Benefits. Do not provide enhanced retirement benefits or other supplemental executive retirement plans.
✓	Maximum Payouts. Limit both short-term and long-term incentive payouts as a percentage of target awards.	X	No Single-Trigger Payments or Benefits for Executive Officers. Do not allow for any single-trigger cash severance benefits for executive officers upon a change-in-control.
✓	Clawback Policy. Maintain a clawback policy.	X	No Problematic Option Practices. Do not have a practice of granting discounted stock options, extending the original option term, or repricing or exchanging underwater stock options.
✓	Stock Ownership Guidelines. Require executive officers and directors to maintain robust equity ownership.	X	No Excessive Risk Taking. No compensation plan design features that encourage imprudent risk taking.

CCG Committee
Our compensation philosophy and processes for compensating our NEOs are overseen by the CCG Committee. See “Board of Directors, Executive Officers and Corporate Governance — Compensation and Corporate Governance Committee” for information regarding the composition of the committee including the committee’s responsibilities. As described below, the CCG Committee engaged Ferguson as its independent compensation consultant to assist in reviewing the compensation of our NEOs. Prior to the Internalization, we were an externally managed REIT and did not have any employees. Accordingly, the CCG Committee did not (i) make recommendations regarding the compensation paid to our NEOs, (ii) have agreements with them regarding their compensation or (iii) otherwise determine the compensation earned by, or paid to, them in the year ended December 31, 2023 and in year ended December 31, 2024 prior to the Internalization.

Compensation Philosophy
Our compensation programs are intended to align executive pay with our performance and to motivate management to make sound financial decisions that increase our value. In determining the compensation of our NEOs, the CCG Committee generally relies on formulaic incentive programs, while maintaining the ability to exercise its judgment to take into account the many aspects of performance that make up an individual’s contribution to our success, including teamwork, creativity, good judgment and integrity.
Role of Management
Currently, our Chief Executive Officer makes recommendations for NEOs, other than himself, to the CCG Committee based on competitive market data and an assessment of individual performance and administers the compensation program for non-NEO officers and our other employees, providing informational updates to the CCG Committee. Recommendations to the CCG Committee help establish appropriate and market-competitive compensation opportunities for our NEOs, consistent with our overall compensation philosophy. The CCG Committee considers such recommendations, in conjunction with input from the committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. No officer participates directly in the final deliberations or determinations regarding his or her own compensation package.
Role of the Independent Compensation Consultant
Ferguson has been engaged directly by the CCG Committee since August 2024. As part of this engagement, Ferguson made recommendations to the CCG Committee and the Board regarding executive and non-employee director compensation and assisted with the preparation of certain portions of this CD&A section. The CCG Committee conducted an assessment, as required by the SEC rules, to determine if any conflicts of interest existed with regard to the engagement of Ferguson. In conducting that assessment for 2025, the CCG Committee determined that no conflict of interest existed and that Ferguson was independent under the applicable SEC and Nasdaq listing independence criteria.
Results of Most Recent Advisory Vote on Executive Compensation
At our 2023 Annual Meeting of Stockholders, we held a stockholder advisory vote on the compensation of our NEOs in 2022 (the “2023 say on pay”). Approximately 78.5% of the votes cast were in favor of our 2023 say on pay resolution. The CCG Committee considers the results of the advisory votes on executive compensation, among other factors described in this CD&A section, in evaluating our executive compensation programs and philosophy. The next non-binding advisory vote to approve the executive compensation of our NEOs will be held at the Annual Meeting. Please see Proposal No. 3 contained in this Proxy Statement.
Peer Group
The CCG Committee considers external market reference points, including published survey data and the competitive pay levels of an established group of publicly-traded peer companies when determining compensation levels for the NEOs. This peer comparison group consists of companies having similar characteristics to us and with whom we may compete for executive talent. The CCG Committee, with input from Ferguson, reviewed and approved the following peer group to inform year-end 2024 and fiscal 2025 pay decisions:

•
American Healthcare REIT, Inc.
•
Broadstone Net Lease, Inc.
•
CareTrust REIT, Inc.
•
Easterly Government Properties, Inc.
•
Essential Properties Realty Trust, Inc.
•
Four Corners Property Trust, Inc.
•
Global Medical REIT Inc.
• LTC Properties, Inc. • LXP Industrial Trust • National Health Investors, Inc. • NETSTREIT Corp. • Peakstone Realty Trust • Sabra Health Care REIT, Inc. • Sila Realty Trust, Inc.

Elements of Compensation
We use base salary, annual cash incentives and long-term equity incentives as the primary tools to achieve our compensation objectives. Our approach to the mix of compensation among these elements emphasizes variable compensation, including bonuses and long-term incentives in the form of stock-based awards, over fixed compensation. The emphasis on stock-based awards vesting over time is intended to promote a long-term perspective and further align management’s interests with that of the Company and its stockholders.

Element	Form	Compensation Objectives and Key Features
Base Salary	Fixed Cash	• Fixed compensation component that provides a base level of competitive cash to compensate the executive officer for the scope and complexity of the position.
• Amounts based on an evaluation of experience, position and responsibility; intended to be competitive in the marketplace to attract and retain executives.
Annual Incentive Award	Performance-Based Cash	• Variable cash compensation component that provides an incentive opportunity for overall achievement of key strategic metrics.
Long-Term Equity Incentives	Stock-Based Awards
•
Variable equity compensation designed to foster meaningful ownership of our Common Stock by management, to align the interests of our management with the creation of long-term stockholder value, and to motivate our management to achieve long-term growth for the Company.

2025 Compensation Elements
Base Salary
Base salary is intended to reflect job responsibilities and represents the only fixed component of our compensation program. Annual base salary rates for our NEOs in effect as of the end of fiscal year 2025 were $800,000 for Michael Anderson, $400,000 for Andrew T. Babin (following his employment effective November 18, 2025) and $425,000 for Scott M. Lappetito (prior to his resignation effective November 18, 2025).
Annual Incentive Program
In January 2025, the CCG Committee approved a new “Annual Incentive Program” (the “AIP”) for NEOs effective January 1, 2025 for 2025. The AIP is a formulaic program designed to motivate our NEOs to deliver strong financial performance and to provide a clear link between pay and performance. The CCG Committee approved threshold, target and maximum bonus opportunities for each eligible NEO as follows:

Name	Threshold (Percentage of Base Salary)	Target (Percentage of Base Salary)	Maximum (Percentage of Base Salary)
Michael Anderson	67.5%	135%	236.25%
Andrew T. Babin(1)	N/A	87.5%	N/A
Scott M. Lappetito(2)	N/A	100%	N/A

(1)
Mr. Babin’s cash bonus opportunity for calendar year 2025 was set at a fixed amount equal to the target cash bonus, prorated to reflect the period from commencement of employment on November 18, 2025 through December 31, 2025. See the “Summary Compensation Table” below for more information.

(2)
Mr. Lappetito’s employment with the Company ended on November 18, 2025. Pursuant to his employment agreement, his guaranteed cash bonus for calendar year 2025 was his target annual cash bonus for 2025. See the “Summary Compensation Table” below for more information.

The performance goals and achievement of our 2025 AIP was as follows:

	Performance Goals
Performance Metric	Weighting	Threshold	Target	Maximum	Actual Performance(1)
Net Leverage (Net Debt + Preferred Stock to Annualized Adjusted EBITDA)	25%	11.25x	11.0x	10.75x	10.67x
Same Store Cash NOI Growth	25%	2.85%	3.35%	3.85%	9.0%
Individual Performance	50%	—	—	—	See Below

(1)
Actual performance means the performance attained according to the terms of the 2025 AIP as approved by the CCG Committee. Net leverage calculation excludes (i) upfront fees and other expenses incurred in connection with the initial takedown of the $550 million senior unsecured credit facility that we entered into on December 11, 2025 with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and certain lenders party thereto (our “Credit Facility”); and (ii) cash NOI impact due to non-core dispositions during the fourth quarter of 2025.

(2)
“Net Debt,” “Annualized Adjusted EBITDA”, “Net Leverage” and “Same Store Cash NOI” for each of the covered fiscal years are as reported in our respective earnings release for the relevant period, which are furnished as exhibits to our Current Reports on Form 8-K and contain reconciliations of such measures to the nearest comparable GAAP measure reported in our audited financial statements.

Individual performance measurements for our NEOs based on criteria set by the CCG Committee were scored at maximum for 2025. Mr. Anderson accomplished all performance criteria and excelled on all responsibilities for the year, including, but not limited, to the following:
•	transformational financial performance through FFO, Normalized FFO and same store cash NOI growth;
•	fortifying balance sheet through disciplined de-leveraging and entry into the new Credit Facility with Wells Fargo;
•	protective operational management through continued NOI margin expansion in the senior housing segment and internalization of property management for the outpatient medical segment;
•	significant progress towards the listing of the Company’s common stock and potential equity offering;
•	careful expense management through vendor and headcount review initiatives;
•	building the best team for the Company through recruitment of new chief financial officer and chief accounting officer;
•	strengthening of corporate governance profile and risk management;
•	significant progress towards turning on acquisition pipeline and building acquisition underwriting process; and
•	effective management of relationships with major tenants and senior housing operators.
As a result the above, in January 2026, the CCG Committee approved 2025 AIP cash award of $1.89 million for Mr. Anderson.
Long-Term Incentive Program
At the Company’s 2025 Annual Meeting of Stockholders held on May 22, 2025, the Company’s stockholders approved the Equity Plan. The CCG Committee is responsible for approving and evaluating all grants of awards to our NEOs under the Equity Plan. In May 2025, following the approval of the Equity Plan, the CCG Committee approved an annual long-term incentive compensation program (the “LTIP Grants”) with 50% in the form of time-based equity awards that vest in equal annual installments over a three-year period and 50% in the form of performance-based equity awards that are earned after a three-year performance period based on the achievement of specific performance goals (discussed below), as follows:

Name	2025 Performance-Based Equity Award Value	2025 Time-Based Equity Award Value
Michael Anderson	$900,000	$900,000
Scott M. Lappetito(1)	$400,000	$400,000

(1)
In connection with Mr. Lappetito’s resignation from the Company on November 18, 2025 and pursuant to the separation and general release agreement between the Company and him, he received full and immediate vesting of his time-based equity award, while his performance-based equity award would be pro-rated and eventually vest at the end of the performance period based on the achievement of specific performance goals.

The 2025 time-based equity awards were granted in restricted shares of Common Stock that vest in equal annual installments over a three-year period, subject to continued employment through the vesting date and the terms of the Equity Plan and the award agreement.
2025 Performance-based Equity Awards
The 2025 performance-based equity awards were approved in restricted stock units that may be earned and vest based on achievement of average same store cash NOI growth goals over a three-year performance period, subject to continued employment through the applicable vesting date and the terms of the Equity Plan and the award agreement, at the following levels:

Metric for Performance-Based Equity Awards	Performance Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Same Store Cash NOI Growth (Simple average)	1/1/2025 to 12/31/2027	6% over three years	7.5% over three years	10.5% over three years

No performance-based equity awards will vest if the Company’s three-year average same store cash NOI growth is below the threshold performance goal. The vesting percentage will be calculated using straight-line interpolation if performance falls in between the threshold and target performance goals or between the target and maximum performance goals. The target for the performance-based equity awards was established by the CCG Committee at the time of the award.
Other Equity Awards
In May 2025, following the approval of the Equity Plan, pursuant to their respective employment agreements, the CCG Committee also approved, for each of Mr. Anderson and Mr. Lappetito, a one-time time-based equity award (vesting in equal annual installments over a three-year period) with grant date fair values of $2.0 million and $1.0 million, respectively, with the number of shares of Common Stock determined using the Company’s most recent Estimated Per-Share NAV. In connection with Mr. Lappetito’s resignation from the Company on November 18, 2025 and pursuant to the separation and general release agreement between the Company and him, he received full and immediate vesting of his one-time time-based equity award.
2026 Compensation Elements
Base Salary
Effective on January 1, 2026, Mr. Anderson’s base salary rate was increased to $825,000. Mr. Babin’s base salary rate remained $400,000.
Annual Incentive Program
In January 2026, the CCG Committee approved a new AIP for NEOs effective January 1, 2026 for 2026. The performance goals under the AIP for 2026 are based on (i) the Company’s funds available for distribution growth, (ii) same store cash net operating income growth for the Company’s portfolio and (iii) individual and role specific performance. Further information regarding the AIP and performance under the AIP for 2026 will be provided in our proxy statement to be filed in connection with our 2027 Annual Meeting.
Long-Term Incentive Program
For 2026, the CCG Committee expects to approve LTIP Grants with 50% in the form of time-based equity awards that vest in equal annual installments over a three-year period and 50% in the form of performance-based equity awards that are earned after a three-year performance period based on the achievement of specific performance goals. Further information regarding 2026 LTIP Grants will be provided in our proxy statement to be filed in connection with our 2027 Annual Meeting.
Other Compensation and Benefits
Except for limited perquisites set forth in individual employment agreements (including maintenance of professional licenses and compliance with continuing education requirements for NEOs) as described below, our NEOs are provided with benefits (such as a 401(k) plan) that are generally consistent with those provided to our other employees. We do not maintain any defined benefit pension plans.

Employment Agreements
We have from time to time entered into employment agreements with our NEOs, the material terms of which are described below. See “Potential Payments Upon Termination or Change-in-Control” below for additional details on the payments and benefits upon termination or change of control, as applicable, provided under the employment agreements and/or outstanding equity or equity-based incentive awards.
Employment Agreement with Michael Anderson
On September 25, 2024, we entered into an employment agreement with Michael Anderson (the “Anderson Employment Agreement”), which sets forth the terms and conditions of his employment, with an effective date of September 27, 2024. The initial term of the Anderson Employment Agreement expires on September 27, 2027 and may be extended, by written agreement between the Company and Mr. Anderson, for additional renewal terms mutually agreed between the parties.
Pursuant to the Anderson Employment Agreement, Mr. Anderson serves as our Chief Executive Officer and President and is entitled to an annual base salary of $800,000 and is eligible to participate in the AIP with a target annual bonus opportunity of 135% of his annual base salary (the “Anderson Target Annual Bonus”). Depending on results, Mr. Anderson’s actual annual bonus may be higher or lower than the Anderson Target Annual Bonus, as determined by the CCG Committee, but for calendar years 2024 and 2025, Mr. Anderson’s annual bonus shall be not less than the Anderson Target Annual Bonus. In addition, pursuant to the Anderson Employment Agreement, Mr. Anderson was entitled to a cash signing bonus of $400,000.
Subject to Mr. Anderson’s continued employment through the grant date, Mr. Anderson shall be eligible to receive long-term equity incentive awards on an annual basis at the CCG Committee’s discretion. For fiscal year 2025, Mr. Anderson was entitled to long-term incentive awards that had a target grant date fair value of no less than $1.8 million, not less than 50% of which was time-based award. In addition, Mr. Anderson was entitled to an award of time-based restricted Common Stock with a grant date fair value of $2.0 million based on the Company’s most recent net asset value.
The Anderson Employment Agreement may be terminated by the Company without Cause (as defined in the Anderson Employment Agreement) or by Mr. Anderson pursuant to a Voluntary Resignation (as defined in the Anderson Employment Agreement), provided that the applicable party gives 30 days prior written notice to Mr. Anderson or the Company, as the case may be. In the event Mr. Anderson resigns for Good Reason or the Company terminates his employment without Cause (each as defined in the Anderson Employment Agreement) in either case outside of the Change in Control Period (as defined in the Anderson Employment Agreement), he is entitled to receive the following payments and benefits: (i) any accrued but unpaid annual bonus for the year prior to the year of termination, (ii) a pro rata annual bonus for the year in which the date of termination occurs, (iii) the accelerated vesting of all unvested time-based equity awards as of the termination date (clauses (i), (ii) and (iii), collectively, the “Anderson Base Benefits”), (iv) an amount of cash (the “Anderson Severance Payment”) equal to 2.0 times the sum of (a) Mr. Anderson’s then current base salary and (b) the Anderson Target Annual Bonus of his then-current calendar year, and (v) reimbursement for his healthcare insurance premiums for a period of up to 18 months. In the event Mr. Anderson resigns for Good Reason or the Company terminates his employment without Cause in either case during the Change in Control Period, Mr. Anderson shall be entitled to the foregoing benefits, except that that the Anderson Severance Payment shall equal 3.0 times the sum of (a) Mr. Anderson’s then current base salary and (b) the Anderson Target Annual Bonus of his then-current calendar year. In the event of Mr. Anderson’s termination due to his death or Disability (as defined in the Anderson Employment Agreement), in addition to accrued obligations, he or his estate, as applicable, shall be entitled to receive the Anderson Base Benefits.
The Anderson Employment Agreement also contains a non-disclosure covenant, a mutual non disparagement covenant and non-competition, customer non-solicitation and employee non-solicitation covenants.
Employment Agreement with Scott Lappetito
On September 25, 2024, we entered into an employment agreement with Scott Lappetito (the “Lappetito Employment Agreement”), which sets forth the terms and conditions of his employment, with an effective date of January 1, 2025. The initial term of the Lappetito Employment Agreement was set to expire on January 1, 2028. Pursuant to the Lappetito Employment Agreement, Mr. Lappetito served as our Chief Financial Officer and Treasurer and was entitled to an annual base salary of $425,000 and was eligible to participate in the AIP with a target annual bonus opportunity of 100% of his annual base salary (the “Lappetito Target Annual Bonus”). For calendar year 2025, Mr. Lappetito was guaranteed an annual bonus that was not less than the Lappetito Target Annual Bonus.
Mr. Lappetito was also entitled to long-term equity incentive awards on an annual basis at the CCG Committee’s discretion. For 2025, Mr. Lappetito was entitled to receive long-term incentive awards that had a target grant date fair value of no less than $800,000, not less than 50% of which was time-based award. Mr. Lappetito was also entitled to an award with a grant date fair value of $1.0 million based on the Company’s most recent net asset value.
Separation and General Release Agreement with Scott M. Lappetito
On November 18, 2025, Scott M. Lappetito tendered his resignation as the Company’s Chief Financial Officer and Treasurer, with such resignation becoming effective on such date (the “Separation Date”). On the Separation Date, Mr. Lappetito executed a separation and general release agreement (the “Separation Agreement”) with the Company in exchange for certain benefits, including: (a) the sum of (i) a cash severance payment equal to the sum of his base salary and target annual bonus for 2025 and (ii) his guaranteed target annual bonus for 2025; (b) full vesting of his time-based equity incentive awards; (c) the continued vesting until the end of the applicable performance period for a pro-rated portion of his performance-based equity incentive awards; and (d) payment of Mr. Lappetito’s premiums for continued health benefits provided under COBRA for a period of up to 18 months following the Separation Date. Among other things, Mr. Lappetito was subject to certain non-solicitation and non-competition covenants for a period of 12 months following the Separation Date. Subject to certain exceptions and limitations, the Separation Agreement additionally includes a customary general release of claims by Mr. Lappetito in favor of the Company and certain related persons and parties, and customary confidentiality and mutual non-disparagement provisions.
Employment Agreement with Andrew T. Babin
On November 18, 2025, we entered into an employment agreement with Andrew T. Babin (the “Babin Employment Agreement”), which sets forth the terms and conditions of his employment, with an effective date of November 18, 2025. The initial term of the Babin Employment Agreement expires on November 18, 2028 and may be extended, by written agreement between the Company and Mr. Babin, for additional renewal terms mutually agreed between the parties.
Pursuant to the Employment Agreement, Mr. Babin is entitled to an annual base salary of $400,000 and is eligible to participate in the AIP with a target annual bonus opportunity of $350,000 (the “Babin Target Annual Bonus”), which may be higher or lower depending on the Company’s results as determined by the CCG Committee; for calendar year 2025, Mr. Babin’s annual bonus shall be prorated based on the actual number of days worked in 2025.
Subject to Mr. Babin’s continued employment through the applicable grant date, Mr. Babin shall be eligible to receive long-term equity incentive awards on an annual basis at the CCG Committee’s discretion. For fiscal year 2026, Mr. Babin’s long-term incentive awards shall have a target grant date fair value of no less than $600,000 and are expected to consist of (i) an award of time-based restricted shares of Common Stock, and (ii) an award of performance-based restricted stock units relating to Common Stock (the “Performance-Based Award” and, together with the Time-Based Award, the “2026 Awards”), subject to the discretion of the CCG Committee, provided that no less than 50% of the 2026 Awards shall be Time-Based Awards. In addition, Mr. Babin shall be granted an award of time-based restricted Common Stock with a grant date fair value of $200,000 based on the Company’s most recent net asset value prior to grant date (the “One-Time Award”). Subject to Mr. Babin’s continuous employment through the applicable vesting date (and except as otherwise provided in the Employment Agreement), the One-Time Award will vest in ratable annual installments over a three-year period. The One-Time Award will be granted under, and will be subject to, the terms of the Equity Plan.
The Babin Employment Agreement may be terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Babin pursuant to a Voluntary Resignation (as defined in the Employment Agreement), provided that the applicable party gives 30 days’ prior written notice to Mr. Babin or the Company, as the case may be. In the event Mr. Babin resigns for Good Reason or the Company terminates his employment without Cause (each as defined in the Babin Employment Agreement) in either case outside of the Change in Control Period (as defined in the Babin Employment Agreement), he is entitled to receive the following payments and benefits, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims in the Company’s favor and continued compliance with the restrictive covenants contained in the Babin

Employment Agreement: (i) any accrued but unpaid annual bonus for the year prior to the year of termination, (ii) the partial accelerated vesting of unvested time-based equity awards as of the termination date with respect to the same number of shares that would have vested if Mr. Babin had continued in employment for one year after the termination date (clauses (i) and (ii), collectively, the “Babin Base Benefits”), (iii) an amount of cash (the “Babin Severance Payment”) equal to 1.0 times Mr. Babin’s then current base salary, payable in the form of salary continuation in regular installments, in accordance with the Company’s normal payroll practices, over a period of 24 months from the termination date, and (iv) reimbursement for his healthcare insurance premiums for a period of up to 12 months. In the event Mr. Babin resigns for Good Reason or the Company terminates his employment without Cause in either case during the Change in Control Period, Mr. Babin shall be entitled to the foregoing benefits, except that (i) the Babin Severance Payment shall equal 2.0 times the sum of (a) Mr. Babin’s then current base salary and (b) his Babin Target Annual Bonus of his then-current calendar year, and such Babin Severance Payment shall be paid in a lump sum within 60 days following the date of termination, and (ii) Mr. Babin shall be entitled to the accelerated vesting of all unvested time-based equity awards as of the termination date.
The Babin Employment Agreement contains customary restrictive covenants, including a non-disclosure covenant, a mutual non-disparagement covenant and non-competition, customer non-solicitation and employee non-solicitation covenants.
Tax and Accounting Considerations
As a general matter, our Board and the CCG Committee review and consider the various tax and accounting implications of our existing and proposed compensation programs. Our Board and the CCG committee consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our long-term incentive program. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our share-based compensation awards with our overall executive compensation philosophy and objectives.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows publicly-listed companies a tax deduction for compensation in excess of $1 million paid to certain current and former executive officers (the “covered employees”). Generally, compensation in excess of $1 million paid to each of the covered employees will not be deductible by us. We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided we distribute to our stockholders at least 90% of our taxable income each year. As a result of the Company’s tax status as a REIT, the loss of a deduction under Section 162(m) of the Code may not affect the amount of federal income tax payable by the Company. In approving the amount and form of compensation for our NEOs in the future, our CCG Committee will consider all elements of the cost to the Company of providing the compensation, including the potential impact of Section 162(m) of the Code, if any.
Our CCG Committee may, in its judgment, authorize compensation payments that are subject to deduction limitations under Section 162(m) of the Code when it believes that doing so is appropriate to attract and retain executive talent.
Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our median employee and the annual total compensation of our current Chief Executive Officer and President, Mr. Anderson. The pay ratio included in this information represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2025, the annual total compensation of Mr. Anderson, as provided in the Summary Compensation Table below, was $6,490,000. The annual total compensation of our median full-time employee was $154,192 for 2025, which was calculated using the same methodology as required by the Summary Compensation Table. Therefore, the ratio of the annual total compensation of our Chief Executive Officer and President to that of our median employee for the 2025 fiscal year was approximately 42:1.
To determine the median employee (excluding Mr. Anderson), we used December 31, 2025, the end of our 2025 fiscal year, as the determination date, and we ranked each employee (other than Mr. Anderson) based on their total compensation for 2025. We selected December 31, 2025 as the determination date because it enabled us to make such identification in a reasonably efficient and economic manner. Compensation for permanent employees who did not work the entire measurement period was not annualized; however, no other exemptions, assumptions, adjustments or estimates were used.

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

COMPENSATION TABLES
Summary Compensation Table
The following table summarizes the compensation of our NEOs for each of the years ended December 31, 2025, 2024 and 2023, respectively, as applicable. For purposes of this table, our NEOs for 2025 were Michael Anderson, our Chief Executive Officer and President, Andrew T. Babin, our Chief Financial Officer and Treasurer, and Scott M. Lappetito, our former Chief Financial Officer and Treasurer. As discussed in greater detail under the heading “Introductory Note” above, prior to 2024, we were an externally managed REIT, did not employ our NEOs and our NEOs’ compensation was paid by the former Advisor. During 2024, we internalized our advisory and management functions such that, as of December 31, 2024, we directly employed our NEOs and other employees. The summary of compensation for fiscal years 2025 and 2024 in the below table reflects compensation following the Internalization. In accordance with rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from the following tables.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total
Michael Anderson Chief Executive Officer and President	2025	$800,000	$1,890,000	$3,800,000	—	$6,490,000
	2024	$172,307	$2,290,000	—	—	$2,462,307
	2023(5)	$104,999	$33,636	—	$15,750	$154,385
Andrew T. Babin Chief Financial Officer and Treasurer	2025(6)	$47,123	$72,157	—	—	$119,280
Scott M. Lappetito Former Chief Financial Officer and Treasurer	2025	$373,767	—	$1,800,000	$1,353,514(7)	$3,527,281
	2024	$71,087	$863,750	—	—	$934,837
	2023(5)	$312,768	$72,177	—	$35,287	$420,232

(1)
For 2024, represents salary paid following the Internalization. Prior to the Internalization, Messrs. Anderson and Lappetito were paid in respect of Company services by the former Advisor. The annualized 2024 salaries for Messrs. Anderson and Lappetito are $800,000 and $425,000, respectively.

(2)
For 2025, represents discretionary cash bonuses under the 2025 AIP paid in January 2026 for performance in 2025, equal to $1,890,000 and $72,157 for each of Messrs. Anderson and Babin, respectively. For 2024, represents discretionary cash bonuses following the Internalization, which were paid in February 2025 for performance in 2024, equal to $1,890,000 and $743,750 for each of Messrs. Anderson and Lappetito, respectively (for Mr. Anderson, also included signing bonus of $400,000 in connection with signing of his employment agreement in September 2024; for Mr. Lappetito, also included a retention bonus of $120,000 in connection with the Internalization).

(3)
Amounts in the “Stock Awards” column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, with respect to awards of restricted shares and restricted stock units under the Equity Plan for awards granted in 2025. For details of the individual grants of equity awards during 2025, please see the “Grants of Plan-Based Awards for Fiscal Year 2025” table below.

(4)
For 2023, represents the allocable share of certain expenses incurred by the former Advisor or its affiliates and reimbursed by us pursuant to the advisory agreement prior to the Internalization with respect to (A) Mr. Anderson as follows: (a) $5,281 for payroll taxes and (b) $10,469 for matching contributions to Mr. Anderson’s 401(k) and (B) Mr. Lappetito as follows: (a) $22,232 for payroll taxes and (b) $13,055 for matching contributions to Mr. Lappetito’s 401(k).

(5)
Represents the allocable share of salary and bonus paid by the former Advisor or its affiliates to Messrs. Anderson and Lappetito, respectively, during the applicable year that was reimbursed by us pursuant to its advisory agreement prior to the Internalization.

(6)	On November 18, 2025, the Company entered into an employment agreement with Mr. Babin, pursuant to which Mr. Babin is entitled to an annual base salary of $400,000, effective November 18, 2025.
(7)
Represents $1,353,514 in severance payments paid or payable to Mr. Lappetito in connection with his resignation on November 18, 2025 and pursuant to the separation and general release agreement between the Company and him, consisting of (i) $850,000 in cash severance payment equal to the total of his 2025 base salary and target annual bonus; (ii) $425,000 of his guaranteed target annual bonus for 2025; (iii) $35,416 representing his one-month of 2025 base salary related to the 30-day resignation notice period, and (iv) $43,098 for COBRA coverage. See “Separation and General Release Agreement with Scott M. Lappetito” above for details of the separation payments made to Mr. Lappetito in connection with his resignation.

Grants of Plan-Based Awards for Fiscal Year 2025
The following table sets forth information with respect to awards granted to our NEOs under the Equity Plan during the fiscal year ended December 31, 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock and Number of Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Michael Anderson	5/23/2025(2)							62,208	$2,000,000
	5/23/2025(2)							27,993	$900,000
	5/23/2025(3)				13,996	27,993	55,986		$900,000
Scott M. Lappetito	5/23/2025(4)							31,104	$1,000,000
	5/23/2025(4)							12,441	$400,000
	5/23/2025(3)(5)				6,220	12,441	24,882		$400,000

(1)
Amounts reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, with respect to awards of restricted shares and restricted stock units under the Equity Plan for awards granted in 2025. The assumptions used in determining the grant date fair value are set forth in Note 11 to our consolidated financial statements for the year ended December 31, 2025, included in the 2025 Annual Report.

(2)
Consists of time-based restricted Common Stock, which, subject to Mr. Anderson’s continuous employment through the applicable vesting dates, with certain exceptions, has vested and will vest ratably on the first, second and third anniversaries of September 27, 2024. The awards were granted under and subject to the terms of the Equity Plan and an award agreement.

(3)	Consists of restricted stock units for performance-based equity awards. See “2025 Performance-based Equity Awards” above for a further description of the vesting terms for these awards.
(4)
In connection with Mr. Lappetito’s resignation on November 18, 2025 and pursuant to the separation and general release agreement between the Company and him, Mr. Lappetito received full and immediate vesting of his time-based restricted Common Stock on January 1, 2026.

(5)
In connection with Mr. Lappetito’s resignation on November 18, 2025 and pursuant to the separation and general release agreement between the Company and him, a pro-rated portion (based on the length of his service during the applicable performance period) of his performance-based equity awards will vest at the end of the applicable performance period.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity awards held by our NEOs as of December 31, 2025. Since there is no public market for our Common Stock, all market values are based on our Estimated Per-Share NAV as of December 31, 2024.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Michael Anderson	60,134	$1,933,308	55,986(2)	$1,800,000(2)
Scott M. Lappetito	43,545(3)	$1,400,000	7,294(2)(4)	$234,502(2)

(1)
Consists of time-based restricted Common Stock, which, in the case of Mr. Anderson, subject to his continuous employment through the applicable vesting dates, with certain exceptions, will vest ratably on the first, second and third anniversaries of September 27, 2024.

(2)
See “2025 Performance-based Equity Awards” above for a further description of the vesting terms for these awards. The performance-based equity awards and their value reported in this table represent maximum payout, as of December 31, 2025, under such awards granted in 2025 based on average three-year same store cash NOI growth during 2025 through 2027.

(3)
In connection with Mr. Lappetito’s resignation on November 18, 2025 and pursuant to the separation and general release agreement between the Company and him, Mr. Lappetito received full and immediate vesting of these time-based restricted shares of Common Stock on January 1, 2026.

(4)
In connection with Mr. Lappetito’s resignation on November 18, 2025 and pursuant to the separation and general release agreement between the Company and him, a pro-rated portion (based on the length of his service during the applicable performance period) of these performance-based equity awards will vest at the end of the applicable performance period.

Option Exercises and Stock Vested
The following table contains information about shares of Common Stock acquired by the NEOs upon the vesting of restricted shares during fiscal year 2025. The Company did not have any stock options outstanding in fiscal year 2025. Since there is no public market for our common stock, all market values are based on our Estimated Per-Share NAV as of December 31, 2024.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael Anderson	30,067	$966,654
Scott M. Lappetito	—(2)	—

(1)	If a NEO used share withholding to satisfy the tax obligations with respect to the vesting of equity awards, the number of shares acquired and the value realized were less than the amounts shown.
(2)
In connection with Mr. Lappetito’s resignation on November 18, 2025 and pursuant to the separation and general release agreement between the Company and him, Mr. Lappetito received full and immediate vesting of 43,545 time-based restricted shares of common stock on January 1, 2026.

Potential Payments Upon Termination or Change-in-Control
Pursuant to their individual employment agreements, each of the NEOs is entitled to cash severance, benefits, and in certain cases acceleration of vesting of equity awards upon termination of their employment with the Company and in certain cases change in control of the Company, as described in greater detail below. The Company does not have any tax gross-up commitment with any of the NEOs in the event that any portion of severance benefits or equity award acceleration, as applicable, results in the NEO becoming liable for payment of a parachute payment excise tax.
The following table sets forth the amounts that each of our NEOs (other than Mr. Lappetito, who resigned on November 15, 2025) would have received upon termination of employment with the Company as of December 31, 2025 for each of the hypothetical reasons detailed below, pursuant to their respective employment agreement. The amounts set forth in the table assume that a termination event occurred on December 31, 2025; however, the actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation and may differ from the amounts set forth in the table below.

Name	Reason for Payment	Salary/ Bonus- Related Payments	Cash Severance Payments	Accelerated Vesting of Equity Awards	Other Benefits	Total
Michael Anderson	Termination by reason of death or disability(1)	$1,080,000	—	$1,933,308	—	$3,013,308
	Termination by the Company without cause or by Mr. Anderson for good reason(2)	$1,080,000	$3,760,000	$1,933,308	$43,097	$6,816,405
	Termination by the Company without cause or by Mr. Anderson for good reason in connection with a change in control(3)	$1,080,000	$5,640,000	$1,933,308	$43,097	$8,696,405

(1)
Represents (i) a prorated Anderson Target Annual Bonus for 2025, (ii) accrued but unpaid bonus for the prior year, (iii) accrued but unpaid installment of base salary, reimbursement for unreimbursed business expenses and accrued but unpaid benefits pursuant to Anderson Employment Agreement, and (iv) accelerated vesting of all time-based equity.

(2)
Represents (i) accrued but unpaid bonus for the prior year, (ii) accrued but unpaid installment of base salary, reimbursement for unreimbursed business expenses and accrued but unpaid benefits pursuant to Anderson Employment Agreement, (iii) cash severance equal to 2.0 times the sum of (a) Mr. Anderson’s base salary and (b) his Anderson Target Annual Bonus for 2025, (iv) 18 months of Company subsidized COBRA coverage, and (v) accelerated vesting of all time-based equity.

(3)
Represents (i) accrued but unpaid bonus for the prior year, (ii) accrued but unpaid installment of base salary, reimbursement for unreimbursed business expenses and accrued but unpaid benefits pursuant to Anderson Employment Agreement, (iii) cash severance equal to 3.0 times the sum of (a) Mr. Anderson’s base salary and (b) his Target Annual Bonus for 2025, (iv) 18 months of Company subsidized COBRA coverage, and (v) accelerated vesting of all time-based equity.

Name	Reason for Payment	Salary/ Bonus- Related Payments	Cash Severance Payments	Accelerated Vesting of Equity Awards	Other Benefits	Total
Andrew T. Babin	Termination by reason of death or disability(1)	$350,000	—	—	—	$350,000
	Termination by the Company without cause or by Mr. Babin for good reason(2)	—	$350,000	—	$28,732	$378,732
	Termination by the Company without cause or by Mr. Babin for good reason in connection with a change in control(3)	—	$1,500,000	—	$28,732	$1,528,732

(1)
Represents (i) a prorated Babin Target Annual Bonus for 2025, (ii) accrued but unpaid bonus for the prior year, and (iii) accrued but unpaid installment of base salary, reimbursement for unreimbursed business expenses and accrued but unpaid benefits pursuant to Babin Employment Agreement.

(2)
Represents (i) accrued but unpaid bonus for the prior year, (ii) accrued but unpaid installment of base salary, reimbursement for unreimbursed business expenses and accrued but unpaid benefits pursuant to Babin Employment Agreement, (iii) cash severance equal to 1.0 times the sum of Mr. Babin’s base salary, and (iv) 12 months of Company subsidized COBRA coverage.

(3)
Represents (i) accrued but unpaid Babin Target Annual Bonus for 2025, (ii) accrued but unpaid installment of base salary, reimbursement for unreimbursed business expenses and accrued but unpaid benefits pursuant to Babin Employment Agreement, (iii) cash severance equal to 2.0 times the sum of (a) Mr. Babin’s base salary and (b) his Target Annual Bonus for 2025, and (iv) 12 months of Company subsidized COBRA coverage.

PAY VERSUS PERFORMANCE DISCLOSURE
As required by Item 402(v) of Regulation S-K, which was mandated by Section 953(a) of the Dodd-Frank Act, we are providing the following information about the relationship between “compensation actually paid” to our principal executive officer (“PEO”) and average “compensation actually paid” to our NEOs and the financial performance of the Company for each of the five years ended December 31, 2025, in each case calculated in a manner consistent with SEC rules.

Name	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Net Loss Attributable to Common to Stockholders(4)
					(in thousands)
2025	$6,490,000	$7,389,912	$1,823,281	$1,740,517	$(71,067)
2024	$2,462,307	$2,462,307	$934,837	$934,837	$(203,495)
2023	$154,385	$154,385	$420,232	$420,232	$(86,097)
2022	$—	—	$398,210	$398,210	$(93,285)
2021	$—	—	$121,024	$121,024	$(92,942)

(1)
Michael Anderson was the sole PEO reflected in these columns for the fiscal years ended December 31, 2025 and 2024. Mr. Anderson is our Chief Executive Officer and President. Edward M. Weil, Jr. and Mr. Anderson were the PEOs reflected in these columns for the fiscal year ended December 31, 2023. Mr. Weil was the sole PEO reflected in these columns for the fiscal years ended December 31, 2022 and 2021.

(2)
Compensation actually paid, or “CAP”, to our PEOs and Non-PEO NEOs is calculated based on the “Total Compensation” reported in the Summary Compensation Tables above and in our prior definitive proxy statements on Schedule 14A for the for each of the applicable fiscal years, adjusted to exclude and include certain items in accordance with Item 402(v) of Regulation S-K.

For 2021 to 2024, there were no applicable adjustments to the “Total Compensation” reported in the applicable Summary Compensation Table for the covered years for our PEOs and Non-PEO NEOs, so the CAP for each such person equaled the “Total Compensation” reported in the applicable Summary Compensation Table.
For 2025, “CAP” to Mr. Anderson and the average “CAP” to non-PEOs reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	PEO	Average Non-PEO NEOs
Total Reported in above Summary Compensation Table for fiscal year 2025 (the “SCT”)	$6,490,000	$1,823,281
Less, value of Stock Awards reported in SCT	$3,800,000	$900,000
Plus, year-end value of awards granted in 2025 that are unvested and outstanding	$3,733,258	$817,237
Plus, fair value as of vesting date for awards granted and vested in 2025	$966,654	—
Plus, change in fair value (from prior year-end) of awards granted in prior years that vested in 2025	—	—
Less, prior year fair value of awards granted in prior years that failed to vest this year	—	—
Total adjustments	$899,912	$(82,763)
Compensation Actually Paid for Fiscal Year 2025	$7,389,912	$1,740,517

(3)
The non-PEO NEOs for the fiscal year ended December 31, 2025 were Scott M. Lappetito and Andrew T. Babin. Mr. Babin is our current Chief Financial Officer and Treasurer and Mr. Lappetito was our former Chief Financial Officer and Treasurer. Mr. Lappetito was the sole non-PEO NEO reflected in these columns for the fiscal years ended December 31, 2024, 2023 and 2022. The non-PEO NEOs for the fiscal year ended December 31, 2021 were Mr. Lappetito, Katie P. Kurtz and Jason F. Doyle.

(4)	Net Loss Attributable to Common to Stockholders as reported in our Annual Reports on Form 10-K.
Required Tabular Disclosure of Most Important Measures to Determine Fiscal 2025 CAP
In determining compensation actually paid for the year ended December 31, 2025, we did not consider any financial performance measures. Accordingly, we have not included a tabular list of our most important financial measures to determine compensation actually paid during the year ended December 31, 2025 pursuant to Item 402(v) of Regulation S-K and we have not included a “company selected measure” column in the table above. For more information about our executive compensation program, please refer to the “Compensation Discussion and Analysis” above.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of the close of business on the Record Date, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by certain persons, including:
•
each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of the Company’s NEOs and directors; and
•	all of the Company’s executive officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)(3)	Percent of Class
Michael Anderson	71,160	*
Andrew T. Babin	—	—
Leslie D. Michelson	95,971	*
B.J. Penn	7,697	*
Edward G. Rendell	11,575	*
Elizabeth K. Tuppeny	12,415	*
Edward M. Weil, Jr.(4)	3,110	*
Scott W. Humphrey	—	—
All directors and executive officers as a group (eight persons)	201,928	*

*	Less than 1%.
(1)
The business address of each individual or entity listed in the table is 540 Madison Ave., 27th Floor, New York, NY 10022. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the shares listed.

(2)
The “Number of Shares Beneficially Owned” column includes the number of shares of Common Stock “beneficially owned” by each beneficial owner as determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Share amounts include indirect ownership through family members, trusts, corporations and/or partnerships. Unearned performance-based restricted stock units are not included as they are not “beneficially owned” until earned.

(3)
Includes the following number of shares of Common Stock not yet vested: 60,134 shares for Mr. Anderson, 3,110 shares for Mr. Michelson, 3,110 shares for Mr. Penn, 3,110 shares for Governor Rendell, 3,110 shares for Ms. Tuppeny and 3,110 shares for Mr. Weil.

(4)
While Mr. Weil has a non-controlling interest in the parent of AR Global, Mr. Weil does not have direct or indirect voting or investment power over any securities that AR Global may own and Mr. Weil disclaims beneficial ownership of such securities. Accordingly, the shares included as beneficially owned by Mr. Weil do not include the approximately 2,718 shares of Common Stock or the 109,865 shares of Common Stock that may be issuable if performance and other conditions are met, in exchange for partnership units of our operating partnership, National Healthcare Properties Operating Partnership, L.P. (the “OP”), designated as “Class B Units” (“Class B Units”) that are directly or indirectly beneficially owned by AR Global.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information about equity awards outstanding and shares remaining available under our equity compensation plans (including any individual compensation arrangements) as of December 31, 2025.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by securityholders	40,970(1)	N/A(2)	1,709,734(3)
Equity compensation plans not approved by securityholders	—	—	—
Total	40,970	—	1,709,734

(1)
Represents shares of Common Stock underlying outstanding performance-based restricted stock units under the Equity Plan. See “2025 Performance-based Equity Awards” above for a further description of the vesting terms for these awards. We have no outstanding options, warrants or rights.

(2)	All performance-based restricted stock units are settled in shares of Common Stock on a one-for-one basis and accordingly do not have a Weighted-Average Exercise Price.
(3)	Represents shares of Common Stock available for issuance under the Equity Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We are involved in several related party transactions during the year ended December 31, 2025 with entities for which certain of our directors and executive officers were also executive officers or also own interests, directly or indirectly, in these entities. Michael Anderson, our Chief Executive Officer and President, held the same position with the former Advisor until the completion of the Internalization. Edward M. Weil, Jr., one of our directors, has a non-controlling interest in the Advisor Parent, which was the controlling entity for the former Advisor until the completion of the Internalization.
The following is a summary of certain related party transactions, other than compensation arrangements, which are described elsewhere in this Proxy Statement and the documents incorporated by reference herein.
Internalization and Promissory Note
Pursuant to the merger agreement dated August 6, 2024 (the “Internalization Agreement”) effecting the Internalization, (i) the outstanding membership interests of our former Advisor were converted into the right to receive from us an internalization fee of $98.2 million, with the former Advisor becoming our wholly-owned subsidiary, and (ii) the former Advisor’s parent company (the “Advisor Parent”) received (x) an asset management fee of $5.5 million, representing the aggregate base management fee that we would have been required to pay to our former Advisor during the remaining three month notice period required to terminate the advisory agreement, and (y) a property management fee of $2.9 million, representing the aggregate management fees that we would have been required to pay to the Property Manager through the current term of the property management agreement, subject to certain other adjustments (collectively, the “Closing Payments”). Because the Closing Payments exceeded our “available cash” (as defined in the Internalization Agreement), we paid the Advisor Parent aggregate cash consideration of $75.0 million (such cash amount, the “Closing Date Cash Consideration”) and issued to the Advisor Parent an unsecured promissory note (the “Promissory Note”) in a principal amount of $30.3 million, equal to the difference between the Closing Date Cash Consideration and the Closing Payments. In January 2025, we fully repaid the Promissory Note. Following the Internalization, we are no longer required to pay asset management and property management fees to the Advisor Parent. For additional information regarding the Internalization, see Note 1 — Organization and Note 9 — Related Party Transactions and Arrangements to our consolidated financial statements for the year ended December 31, 2025, included in the 2025 Annual Report.
Special Limited Partner
As of the date of this Proxy Statement, Healthcare Trust Special Limited Partner, LLC (the “Special Limited Partner”), an affiliate of the former Advisor, owned 2,718 shares of Common Stock and 90 partnership units in the OP designated as “Common OP Units”.
Advisor Parent Transition Services
Pursuant to the Internalization Agreement, the Advisor Parent agreed to provide certain transitional services to, and as requested by, us on a part-time basis for a period of up to nine months following the closing of the Internalization for which we would reimburse Advisor Parent for the pro-rated expenses of the employees providing such services (the “Transition Services Arrangement”). During the year ended December 31, 2024 and the period from January 1, 2025 to the expiration of the Transition Services Arrangement in June 2025, we reimbursed the Advisor Parent approximately $0.1 million and $0.3 million, respectively, under the Transition Services Arrangement. We no longer have any obligations under the Transition Services Arrangement.
Indemnification Obligations
We have entered into indemnification agreements with each of our executive officers and directors, providing that we will indemnify them to the maximum extent permitted by Maryland law and advance expenses to them in connection with claims or liability they may become subject to due to their service to us consistent with the provisions of Maryland law.
Related Party Transactions Policy
Our Board adopted a written policy in February 2025 regarding the review and approval of any related party transactions. The CCG Committee is responsible for the oversight and review of potential conflicts of interest in connection with “related person transactions” between us and any related person pursuant to the policy. A special committee of independent directors may also be created by our Board to review and approve specific “related person transactions” under the policy. Under SEC rules, a “related person” is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last year or an immediate family member of any of the foregoing. The policy covers any related person transaction that meets the minimum threshold for disclosure under the relevant rules of the SEC (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). In the course of its review of a related party transaction, the CCG Committee or any applicable special committee will take into account the material facts of such transaction, including:
•	whether the transaction is fair and reasonable to the Company;
•	whether the transaction was undertaken in the ordinary course of business of the Company;
•	whether the transaction was initiated by the Company, a subsidiary or the related party;
•	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to the Company of, the transaction;
•	the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related party;
•	the related party’s interest in the transaction;
•	whether the transaction would impair the independence of any outside director; and
•
whether the transaction may present an improper conflict of interest for the related party, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship.

The CCG Committee or any applicable special committee conducts a prior review of all relevant information available to it regarding a related party transaction and either approves or disapproves entry into such related party transaction. Any member of the CCG Committee who is a related party or the immediate family of a related party with respect to a transaction under review will not be permitted to vote on the approval or ratification of the transaction.
Policies and Practices Related to the Grant of Certain Equity Awards
In response to Item 402(x)(1) of Regulation S-K, we have not granted new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or Current Report on Form 8-K that discloses material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of such options, our Board will evaluate the appropriate steps to take in relation to the foregoing.

AUDIT COMMITTEE REPORT
The audit committee of the Board has furnished the following report on its activities during the year ended December 31, 2025. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.
We have reviewed and discussed with management National Healthcare Properties, Inc.’s audited financial statements as of and for the year ended December 31, 2025.
We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on the reviews and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the 2025 Annual Report.
Audit Committee

Scott W. Humphrey (Chair)
Leslie D. Michelson
Gov. Edward G. Rendell
Elizabeth K. Tuppeny

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE REPORT
The Compensation and Corporate Governance Committee of the Board has furnished the following report. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.
We have reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Securities Exchange Act of 1934, as amended, with management.
Based on the review and discussions described above, we recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
Compensation and Corporate Governance Committee

Elizabeth K. Tuppeny (Chair)
Leslie D. Michelson
B.J. Penn

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Board is currently comprised of seven directors, five of whom are independent directors. Our Bylaws require us to have at least one director, which is the minimum number required by the MGCL, but not more than 15 directors. At the Annual Meeting, six persons will stand for election. The number of directors on our Board will be fixed at six persons after the Annual Meeting. The Board has nominated and recommended for election Leslie D. Michelson, Scott W. Humphrey, Elizabeth K. Tuppeny, B.J. Penn, Edward M. Weil, Jr. and Michael Anderson (individually a “Nominee,” and collectively the “Nominees”). The proxy holders named on the proxy card intend to vote “FOR” the election of each of the Nominees.
We know of no reason why any of the Nominees will be unable to serve if elected. If, at the time of the Annual Meeting, any Nominee should become unable to serve, shares represented by the proxies will be voted “FOR” any substitute Nominee designated by our Board. No proxy will be voted for a greater number of persons than the number of Nominees described in this Proxy Statement.
Vote Required. If a quorum is present, director nominees will be elected by a plurality of all the votes cast. Withhold votes and broker non-votes, if any, will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH NOMINEE, TO SERVE UNTIL THE COMPANY’S 2027 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board has selected and appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2026. PwC has audited our consolidated financial statements every year since the year ended December 31, 2019.
Although ratification by stockholders is not required by law or by our charter or Bylaws, our audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. PwC reports directly to our audit committee. Even if the appointment is ratified, our audit committee, in its discretion, may select a different independent registered public accounting firm at any time if our audit committee believes that such a change would be in the best interests of the Company. If our stockholders do not ratify the appointment of PwC, our audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
This proposal requires the affirmative vote of a majority of all of the votes cast at the Annual Meeting, provided that a quorum is present. Abstentions will not be counted as votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum. Because brokers have discretionary voting authority with regard to this proposal, we do not expect any broker non-votes in connection with this proposal.
A representative of PwC will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Fees
The following table summarizes the fees billed to us for professional services rendered by PwC, all of which have been approved by the audit committee, for the years ended December 31, 2025 and 2024, respectively:

	2025	2024
Audit Fees	$1,370,500	$1,611,900
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(1)	—	$65,400
Total	$1,370,500	$1,677,300

(1)	Includes fees for certain Sarbanes-Oxley Section 404 advisory service provided by PwC.
Pre-Approval Policies and Procedures
In considering the nature of the services provided by the independent registered public accounting firm, our audit committee determined that such services are compatible with the provision of independent audit services. Our audit committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by PwC were pre-approved by the audit committee.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON NAMED
EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution regarding the compensation of our named executive officers, as disclosed in this Proxy Statement. This proposal, known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs, as disclosed in this Proxy Statement. Approval of this non-binding advisory resolution requires an affirmative vote of a majority of the votes cast with respect to this proposal. For a discussion of our compensation policies and goals, see “Compensation Discussion and Analysis.” Stockholders will have an opportunity to cast a non-binding advisory vote on the frequency of Say on Pay at the Annual Meeting and every six years thereafter.
In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby approved on a non-binding, advisory basis.”
While this resolution is advisory and non-binding, the CCG Committee will consider the vote on this proposal in its future discussions regarding the compensation of our NEOs.
Vote Required. If a quorum is present, this proposal requires the affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting. Abstentions and broker non-votes will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THIS NON-BINDING ADVISORY RESOLUTION.

PROPOSAL NO. 4 — NON-BINDING ADVISORY RESOLUTION ON THE FREQUENCY
OF THE NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
Our Board requests your non-binding advisory vote on whether the periodic vote to approve the compensation of our NEOs as reflected in Proposal No. 3 should occur every year, two years or three years. This vote is advisory and, therefore, will not be binding on our Board or the Company. Our Board and the CCG Committee, however, will carefully review and consider the voting results when determining the frequency of future advisory votes to approve the compensation of our NEOs.
Our Board believes an annual advisory vote on executive compensation is appropriate given our long-term compensation philosophy, which emphasizes long-term stockholder value. It also enables our stockholders the opportunity to easily evaluate the operation of our executive compensation programs.
Stockholders are being asked to vote on the following resolution:
“RESOLVED, that the Company’s stockholders advise the Company to include a non-binding, advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Exchange Act every:
•	one year;
•	two years; or
•	three years.”
In voting on this resolution, you should mark your proxy for one year, two years or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference, you should abstain. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR a frequency of “one year” for future advisory votes regarding executive compensation.
Vote Required. If a quorum is present, the outcome of this vote will be determined by the affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting, although we will take under advisement the choice (every year, two years or three years) that receives the most votes even if less than a majority of the votes cast.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “ONE YEAR” WITH RESPECT TO THE FOREGOING RESOLUTION.

CODE OF ETHICS
The Board adopted an Amended and Restated Code of Business Conduct and Ethics effective on February 26, 2025 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.
The Code of Ethics is available on the Company’s website at www.nhpreit.com by clicking on “Investor— Corporate Governance — Code of Ethics.” You may also obtain a copy of the Code of Ethics by writing to our secretary at: National Healthcare Properties, Inc., 540 Madison Ave., 27th Floor, New York, NY 10022, Attention: Secretary. A waiver of the Code of Ethics may be made only by the Board or the appropriate committee of the Board and will be promptly disclosed to the extent required by law. If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics, we will disclose the nature of the amendment or waiver on our website or in a Current Report on Form 8-K.
OTHER MATTERS PRESENTED FOR ACTION AT THE ANNUAL MEETING
Our Board does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, either of the persons named in the proxy, acting individually and without the other, will vote thereon pursuant to their discretion, to the extent permitted by Rule 14a-49(c) under the Exchange Act.
STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
Stockholder Proposals in the Proxy Statement
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. For stockholder proposals within the scope of Rule 14a-8 and submitted in accordance with the procedures specified thereunder, in order for the proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2027 Annual Meeting, the proposal must comply with Rule 14a-8 and be received at our principal executive offices by December 1, 2026. Any proposal received after such date will be considered untimely.
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings
Requests for inclusion of any nomination of an individual to serve as a director or other business proposal under our Bylaws must be submitted in accordance with the procedures set forth in our Bylaws and include the information specified in the Bylaws. Under our current Bylaws, nominations of individuals to serve as directors or other business proposals must be in writing and, to be properly submitted for presentation at our 2027 Annual Meeting, must be delivered to our secretary at our principal executive offices during the period beginning on November 1, 2026 and ending at 5:00 p.m., Eastern Time, on December 1, 2026. In addition, in order to comply with the SEC’s universal proxy rules, any stockholder who intends to solicit proxies in support of director nominees other than our nominees for the 2027 Annual Meeting must also provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than March 16, 2027, including providing a statement that such stockholder intends to solicit the holders of shares of Common Stock representing at least 67% of the voting power of the Common Stock entitled to vote on the election of directors in support of director nominees other than the Company’s nominees; however, Rule 14a-19(b)’s notice requirement does not override or supersede the longer notice period established by our Bylaws, and the longer time period contained in our Bylaws controls. If the 2027 Annual Meeting is changed by more than 30 calendar days from the first anniversary of the Annual Meeting, stockholders must also provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. If a stockholder notifies us of an intent to present a proposal at the 2027 Annual Meeting at any time after December 1, 2026 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

All nominations and other business proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: National Healthcare Properties, Inc., 540 Madison Ave., 27th Floor, New York, NY 10022, Attention: Secretary (telephone: (332) 258-8770).

By Order of the Board of Directors,

/s/ Andrew T. Babin
Andrew T. Babin
Chief Financial Officer and Treasurer

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/NHP2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93092-P46764 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**NATIONAL HEALTHCARE PROPERTIES, INC.**

**The Board of Directors recommends you vote FOR the following proposals and One Year with respect to proposal 4:**

1. Election of Directors

| **Nominees:** | **For** | **Withhold** |
|---|---|---|
| 1a. Leslie D. Michelson | ☐ | ☐ |
| 1b. Scott W. Humphrey | ☐ | ☐ |
| 1c. Elizabeth K. Tuppeny | ☐ | ☐ |
| 1d. B.J. Penn | ☐ | ☐ |
| 1e. Edward M. Weil, Jr. | ☐ | ☐ |
| 1f. Michael Anderson | ☐ | ☐ |

| | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. Ratification of the appointment of PricewaterhouseCoopers LLP as National Healthcare Properties, Inc.'s independent registered accounting firm for the year ending December 31, 2026. | ☐ | ☐ | ☐ |
| 3. Approval of a non-binding advisory resolution regarding the compensation of the named executive officers identified in the accompanying proxy statement. | ☐ | ☐ | ☐ |

| | **1 Year** | **2 Years** | **3 Years** | **Abstain** |
|---|---|---|---|---|
| 4. Approval of a non-binding advisory resolution on the frequency of the non-binding advisory resolution regarding the compensation of named executive officers. | ☐ | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

V93093-P46764

**NATIONAL HEALTHCARE PROPERTIES, INC.**
**Annual Meeting of Stockholders**
**May 15, 2026 12:00 p.m., Eastern Time**
**This proxy is solicited by the Board of Directors**

The undersigned stockholder(s) of National Healthcare Properties, Inc., a Maryland corporation (the "Company"), hereby appoint(s) Michael Anderson and Andrew T. Babin, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/NHP2026 on May 15, 2026, commencing at 12:00 p.m., Eastern Time, and any and all postponements or adjournments thereof, to cast at such Annual Meeting on behalf of the undersigned all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned at such Annual Meeting and all postponements or adjournments thereof, with all power possessed by the undersigned as if personally present and to vote in his or her discretion on such matters as may properly come before the Annual Meeting, to the extent permitted by Rule 14a-4(c) under the Exchange Act. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, the terms of each of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such Annual Meeting.

**When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If this proxy is executed but no instruction if given, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" each of the persons nominated by our Board of Directors, "FOR" Proposals 2 and 3 and "FOR" a selection of "One Year" with respect to Proposal 4. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, to the extent permitted by Rule 14a-4(c) under the Exchange Act, including a motion to postpone or adjourn the Annual Meeting to another time or place for the purpose of soliciting additional proxies, that may properly come before the Annual Meeting. At the present time, the Board of Directors knows of no other matters to be presented at the Annual Meeting.**

**Continued and to be signed on reverse side**